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Exhibit (a)(1)

COMPUTER SCIENCES CORPORATION

OFFER TO EXCHANGE OUTSTANDING OPTIONS TO PURCHASE
SHARES OF COMMON STOCK OF COMPUTER SCIENCES CORPORATION
HAVING AN EXERCISE PRICE PER SHARE OF $70.00 OR MORE

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE
AT 5:00 P.M., PACIFIC TIME, ON NOVEMBER 28, 2001, UNLESS
THE OFFER IS EXTENDED BY COMPUTER SCIENCES CORPORATION

    Computer Sciences Corporation, which is referred to herein as "we," "the company" or "CSC," is offering employees the opportunity to exchange all outstanding stock options to purchase shares of our common stock which were granted under any of our stock incentive plans and which have an exercise price per share of $70.00 or more, for new options we will grant under our stock incentive plans. We are making the offer upon the terms and subject to the conditions set forth in this offer to exchange and in the related election form (which together, as they may be amended from time to time, constitute the "offer"). Options with exercise prices equal to $70.00 per share or more will be exchanged at a ratio of one new option for each old option tendered and accepted for exchange. We expect to grant the new options on the first business day which is at least six months and one day after the date we cancel the options accepted by us for exchange as long as you remain a regular, full-time employee of the company from the date you tender options through the date we grant the new options. You may only tender options for all or none of the shares subject to an individual grant, which means that if you decide to tender any options subject to a specific grant, you must tender all of the outstanding options subject to that grant. You must choose to either keep or tender all options in an individual grant. If you attempt to tender some of your options but do not include all of the outstanding options granted to you in an individual grant, your entire tender will be rejected.

    The offer is not conditioned upon a minimum number of options being tendered. However, the offer is subject to certain conditions which we describe in Section 6 of this offer to exchange.

    If you tender options for exchange as described in the offer, we will grant you new options pursuant to a new option agreement, including the related stock option schedule, between you and us, as described below. The exercise price of the new options will be equal to the last sale price per share of our common stock on the date of grant of the new options, as reported on the New York Stock Exchange Composite Tape, except for options granted to residents of Italy or France, which may have a higher exercise price. (See Section 8 below.)

    New options granted to residents of France will not vest until, but will vest in full upon, the fourth anniversary of the date that they are granted. (See Section 8 below.) All other new options will have the same vesting schedules as the options tendered and accepted for exchange, and tendering option holders will not lose any vesting of options by participating in the offer. The exercise price per share of new options granted to tax residents of France and Italy may be higher than the exercise price specified in the offer in order to qualify for favorable tax treatment. In addition, the grant date of the new options for tax residents of France may be subsequent to the date specified in the offer if we are prohibited under French law from making an option grant on the date specified in the offer.

    Tax residents in the Netherlands and Switzerland will be restricted to a cashless method of exercise under which they will be required to effect a same-day exercise of the new options and sale of all of the shares obtained upon such exercise.

    Although some of the options which may be tendered for exchange were granted under a U.K. Inland Revenue-approved Schedule to our 1992 Stock Incentive Plan, no new options will be granted under an approved schedule or plan. The U.K. tax implications associated with the offer are described in Section 13 below.

    ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THE OFFER, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR OPTIONS FOR EXCHANGE. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER YOUR OPTIONS.

    Shares of our common stock are quoted on the New York Stock Exchange under the symbol "CSC." On October 23, 2001, the last sale price per share of our common stock, as reported on the New York Stock Exchange Composite Tape, was $34.59. WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO TENDER YOUR OPTIONS.

    You should direct questions about the offer or requests for assistance or for additional copies of the offer to exchange, the Election Form or the Change in Election Form to Computer Sciences Corporation, Attention: Stock Option Exchange Offer M/C A639, 2100 East Grand Avenue, El Segundo, California 90245, U.S.A. (telephone: (310) 414-2600, facsimile: (310) 414-5858 and e-mail: options@csc.com).

IMPORTANT

    If you wish to tender your options for exchange, you must complete and sign the attached election form in accordance with its instructions, and mail, facsimile or otherwise deliver it and any other required documents to us at Computer Sciences Corporation, Attention: Stock Option Exchange Offer M/C A639, 2100 East Grand Avenue, El Segundo, California 90245, U.S.A. Delivery by e-mail will not be accepted.

    We are not making the offer to, nor will we accept any tender of options from or on behalf of, option holders in any jurisdiction in which the offer or the acceptance of any tender of options would not be in compliance with the laws of such jurisdiction. However, we may, at our discretion, take any actions necessary for us to make the offer to option holders in any such jurisdiction.

    WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR OPTIONS PURSUANT TO THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED ELECTION FORM. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

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SUMMARY TERM SHEET

    The following are answers to some of the questions that you may have about the offer. We urge you to read carefully the remainder of this offer to exchange and the accompanying election form because the information in this summary is not complete, and additional important information is contained in the remainder of this offer to exchange and the election form. We have included references to the relevant sections in this offer to exchange where you can find a more complete description of the topics in this summary.

WHAT SECURITIES MAY BE EXCHANGED IN THE OFFER?

    We are offering to exchange all stock options having an exercise price per share of $70.00 or more which are outstanding under any of our stock incentive plans, or any lesser number of options that option holders properly tender in the offer, for new options, as described more fully in Section 1.

WHY ARE WE MAKING THE OFFER?

    Many of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our common stock. We believe these options are unlikely to be exercised in the foreseeable future. By making the offer to exchange outstanding options for new options that will have an exercise price equal to the fair market value of our common stock on the grant date, we intend to provide our employees with the benefit of owning options that over time may have a greater potential to increase in value, create better performance incentives for employees and thereby maximize stockholder value. (See Section 2 below.)

WHY DON'T WE SIMPLY REPRICE THE CURRENT OPTIONS?

    "Repricing" existing options would result in variable accounting for such options, which may require us for financial reporting purposes to record additional compensation expense each quarter until such repriced options are exercised, canceled or expire.

WHY CAN'T YOU JUST BE GRANTED ADDITIONAL OPTIONS?

    Granting large numbers of new options could have a negative impact on our earnings per share on a fully diluted basis because both existing and new options could be deemed outstanding for such purposes.

WOULDN'T IT BE EASIER IF YOU JUST QUIT AND WERE REHIRED?

    This is not an available alternative because a re-hire and re-grant within six months of the option cancellation date would be treated the same as a repricing. Again, such a repricing could cause us to incur a variable accounting charge.

WHAT ARE THE CONDITIONS TO OUR OFFER?

    The offer is not conditioned upon a minimum number of options being tendered. However, the offer is subject to a number of other conditions with regard to events that could occur prior to the expiration of the offer. These events include, among other things, a change in accounting principles, a lawsuit challenging the tender offer, a third-party tender offer for our common stock or other acquisition proposal, or a change in your employment status with us. These and various other conditions are more fully described in Section 6.

ARE THERE ANY ELIGIBILITY REQUIREMENTS YOU MUST SATISFY AFTER THE EXPIRATION DATE OF THE OFFER TO RECEIVE THE NEW OPTIONS?

    To receive a grant of new options pursuant to the offer and under the terms of the option plans, you must be a regular, full-time employee of CSC or one of our subsidiaries from the date you tender options through the date we grant the new options. (See Section 8 below.) As discussed below, we will grant the new options on the first business day which is at least six months and one day after the date we cancel the options tendered and accepted for exchange. IF YOU ARE NOT A REGULAR, FULL-TIME EMPLOYEE OF CSC OR ONE OF OUR SUBSIDIARIES FROM THE DATE YOU TENDER OPTIONS THROUGH THE DATE WE GRANT THE NEW OPTIONS, YOU WILL NOT RECEIVE ANY NEW OPTIONS, OR ANY OTHER CONSIDERATION, IN EXCHANGE FOR YOUR TENDERED OPTIONS THAT HAVE BEEN ACCEPTED FOR EXCHANGE. (See Section 5 below.)

HOW MANY NEW OPTIONS WILL YOU RECEIVE IN EXCHANGE FOR YOUR TENDERED OPTIONS?

    Options which have an exercise price per share of $70.00 or more will be exchanged at a ratio of one new option for each existing option tendered and accepted in the offer.

WHAT WILL THE TERMS OF YOUR NEW OPTIONS BE FOLLOWING THE EXCHANGE?

    The new options will be granted under one of our stock incentive plans and you will be subject to a new option agreement, including the related stock option schedule, between you and us. The new stock option agreements, which will be substantially in the form of Appendix A to this offer to exchange, and our stock incentive plans are described in Section 8 below.

    As more fully described in Section 8, if you are a tax resident of the Netherlands, Switzerland or France, certain unique terms and conditions may apply to your new option in order to comply with the laws in that country or in order to preserve the possibility of favorable tax treatment. For example:

  •
  if you are a tax resident of the Netherlands or Switzerland, your options may be exercised only by using a cashless exercise method, whereby the options are exercised without remitting any cash and under which you must effect a same-day exercise of the options and sale of all of the shares obtained upon such exercise, as described in Section 8 below;

  •
  in order to comply with French law for qualified options, all new options granted to employees who are tax residents of France will have an exercise price per share equal to the greater of (i) the last sale price per share of our common stock on the date of grant of the new options, or (ii) 80% of the average quotation price during the 20 trading days preceding the grant of the new options, in either case, as reported on the New York Stock Exchange Composite Tape. In addition, the grant date for the new options may be different for French employees than is provided for in the offer if we are prohibited by French law from making an option grant on such date. Finally, the new options will not vest until, but will vest in full upon, the fourth anniversary of the date they are granted;

  •
  if you are a tax resident of Italy, any new options granted to you will have an exercise price per share equal to the greater of (i) the last sale price per share of our common stock on the date of grant of the new options, or (ii) the average of the last sale price per share of our common stock for the month immediately preceding the date of grant, in either case, as reported on the New York Stock Exchange Composite Tape;

  •
  if you are a tax resident of Australia, please review the Supplementary Australian Offer Document, which is being sent contemporaneously with this offer to exchange to all eligible option holders whom we believe are tax residents of Australia, and which has been attached as an exhibit to the Schedule TO we filed with the United States Securities and Exchange Commission;

  •
  if you are a tax resident of Canada, any new options which may be granted to you will be conditioned on us obtaining necessary securities regulatory approvals or exemptions from the applicable securities regulatory authorities; and

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  if you are a tax resident of South Africa, any new options which may be granted to you will be conditioned on us obtaining necessary exchange control approvals for the option plans from the South African Reserve Bank.

WHAT IF YOU TENDER U.K. APPROVED OPTIONS FOR CANCELLATION?

    Although options granted under the U.K. Inland Revenue-approved Schedule to the 1992 Plan may be tendered for cancellation, the new options will not be granted under an approved schedule or plan. The U.K. tax implications are described in Section 13 below.

IF YOU CHOOSE TO TENDER OPTIONS FOR EXCHANGE, DO YOU HAVE TO TENDER ALL OF YOUR OPTIONS?

    You must tender the full amount of options outstanding under a full option grant. We are not accepting partial tenders of options outstanding under an individual option grant. For example, if you hold an option to purchase 3,000 shares of common stock at an exercise price of $80.00 per share which was granted on March 27, 2000, you must either tender all or none of such options; you cannot tender only part of the option grant and retain the remainder of the option grant. If, however, you have multiple option grants, you may choose to tender one or more but not all of your grants. You must choose to either keep or tender all outstanding options in an individual option grant. In other words, you cannot pick and choose specific options within an individual option grant to tender for exchange.

WHEN WILL YOU RECEIVE YOUR NEW OPTIONS?

    We will grant the new options to you on the first business day that is at least six months and one day after the date that we cancel the options accepted for exchange. If we cancel the tendered options accepted for exchange on November 29, 2001, the first business day following the scheduled expiration date, the grant date of the new options will be May 30, 2002. HOWEVER, IF YOU ARE NOT A REGULAR, FULL-TIME EMPLOYEE OF CSC OR ONE OF OUR SUBSIDIARIES FROM THE DATE YOU TENDER OPTIONS THROUGH THE DATE WE GRANT THE NEW OPTIONS, YOU WILL NOT RECEIVE ANY NEW OPTIONS, OR ANY OTHER CONSIDERATION, IN EXCHANGE FOR YOUR TENDERED OPTIONS THAT HAVE BEEN ACCEPTED FOR EXCHANGE. (See Section 5 below.)

    If you are a tax resident of France, your grant date may be delayed if we are prohibited under French law from making a grant on the first business day that is at least six months and one day after the date that we cancel the options accepted for exchange.

WHY WON'T YOU RECEIVE YOUR NEW OPTIONS IMMEDIATELY AFTER THE EXPIRATION DATE OF THE OFFER?

    If we were to grant the new options to you on any date which is earlier than six months and one day after the date we cancel the options tendered and accepted for exchange, we could be required for financial reporting purposes to record compensation expense. (See Section 5 below.)

IF YOU TENDER OPTIONS IN THE OFFER, WILL YOU BE ELIGIBLE TO RECEIVE OTHER OPTION GRANTS BEFORE YOU RECEIVE YOUR NEW OPTIONS?

    We intend to continue to review the option grants of all employees from time to time as part of our normal compensation program. As a result of this review, we may decide to grant you additional options. If we accept and cancel the options you tender in connection with the offer, however, the grant date and the pricing of any additional options that we may decide to grant to you will be deferred until at least six months and one day after the cancellation of options in the offer. We have determined that it is necessary for us to defer the grant date and pricing of any such additional options to avoid incurring compensation expense as a result of accounting rules that would apply to these interim option grants as a result of the offer. (See Section 5 below.)

WHAT WILL THE EXERCISE PRICE PER SHARE OF THE NEW OPTIONS BE FOLLOWING THE EXCHANGE?

    Unless you are a tax resident of France or Italy, the exercise price per share of your new options will be equal to the last sale price per share of our common stock on the date we grant the new options, as reported on the New York Stock Exchange Composite Tape. Accordingly, we cannot predict the exercise price per share of the new options. HOWEVER, BECAUSE WE WILL NOT GRANT NEW OPTIONS TO YOU UNTIL THE FIRST BUSINESS DAY THAT IS AT LEAST SIX MONTHS AND ONE DAY AFTER THE DATE WE CANCEL TENDERED OPTIONS ACCEPTED FOR EXCHANGE, THE NEW OPTIONS MAY HAVE A HIGHER EXERCISE PRICE PER SHARE THAN SOME OR ALL OF YOUR EXISTING OPTIONS. WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO TENDER YOUR OPTIONS. (See Section 8 below.)

    The exercise price per share of new options granted to a tax resident of Italy will be equal to the greater of (i) the last sale price per share of our common stock on the date of grant of the new option, or (ii) the average of the last sale price per share of our common stock for the month immediately preceding the date of grant, in either case, as reported on the New York Stock Exchange Composite Tape. (See Section 13 below.)

    The exercise price per share of new options granted to a tax resident of France will be equal to the greater of (i) the last sale price per share of our common stock on the date of grant of the new options, or (ii) 80% of the average quotation price during the 20 trading days preceding the grant of the new options, in either case, as reported on the New York Stock Exchange Composite Tape. (See Section 13 below.)

WHEN WILL YOUR NEW OPTIONS VEST?

    Unless you are a tax resident of France, your new options granted in the offer will have the same vesting schedule as your canceled options and the vesting start date for the new options will be the same vesting start date that applied to the canceled options. This means that you will receive vesting credit for the time between the cancellation date, which we expect to be November 29, 2001, and the replacement grant date, which we expect will be May 30, 2002, as if the options you elect to cancel were outstanding throughout this period.

    New options granted to a tax resident of France will not vest until, but will vest in full upon, the fourth anniversary of the date that they are granted. (See Section 8 below.)

WILL YOU HAVE TO PAY TAXES IF YOU EXCHANGE YOUR OPTIONS IN THE OFFER?

    If you exchange your current options for new options, we believe that you will not be required under current law to recognize income for U.S. federal income tax purposes at the time that we accept tendered options for exchange. We believe that the exchange will be treated as a non-taxable exchange. Further, at the date of grant of the new options, we believe that you will not be required under current law to recognize income for U.S. federal income tax purposes. However, we strongly recommend that you consult with your own tax advisor to determine the tax consequences of the offer and your exchange, if any, of existing options for new options. (See Section 13 below.)

    The tax consequences for employees based in countries outside of the United States may be very different. We provide a summary of some of these consequences in Section 13 below. However, if you are an employee based outside of the United States, we strongly recommend that you consult with your own tax advisor to determine the tax consequences of the offer and your exchange, if any, of existing options for new options under the laws of the country in which you work and/or are a tax resident. (See Section 13 below.)

    We strongly recommend that you consult with your own tax advisor to determine whether you may be subject to the tax laws of more than one country, including if you transfer your residence or change your citizenship during the term of your options.

WHAT HAPPENS TO OPTIONS THAT YOU CHOOSE NOT TO TENDER OR THAT ARE NOT ACCEPTED FOR EXCHANGE IN THE OFFER?

    Options that you choose not to tender for exchange or that we do not accept for exchange remain outstanding and retain their current exercise price and current vesting schedule. If you do not tender all outstanding options in an individual grant, your entire tender will be rejected.

WHEN DOES THE OFFER EXPIRE? CAN THE OFFER BE EXTENDED, AND IF SO, HOW WILL YOU BE NOTIFIED IF IT IS EXTENDED?

    The offer is currently scheduled to expire on November 28, 2001, at 5:00 p.m., Pacific time, unless we extend it.

    Although we do not currently intend to do so, we may, in our discretion, extend the offer at any time. If the offer is extended, we will make a public announcement of the extension no later than 9:00 a.m., Eastern time, on the next business day following the previously scheduled expiration of the offer period. If the offer is extended, the grant date of the new options may be extended, so that options are granted on the first business day that is at least six months and one day after the date we cancel options accepted for exchange. (See Section 14 below.)

WHAT DO YOU NEED TO DO TO TENDER YOUR OPTIONS?

    If you decide to tender your options, you must deliver, before 5:00 p.m., Pacific time, on November 28, 2001, a properly completed and duly executed election form and any other documents required by the election form to Computer Sciences Corporation, Attention: Stock Option Exchange Offer M/C A639, 2100 East Grand Avenue, El Segundo, California 90245, U.S.A. (facsimile: (310) 414-5858). We will only accept a paper or a facsimile copy of your executed election form. Delivery by e-mail will not be accepted.

    If the offer is extended by us beyond November 28, 2001, you must deliver these documents before the extended expiration of the offer.

    We reserve the right to reject any or all tenders of options that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we expect to accept all properly and timely tendered options which are not validly withdrawn. Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept all such properly and timely tendered options promptly after the expiration of the offer. (See Section 5 below.)

WHEN MAY YOU WITHDRAW PREVIOUSLY TENDERED OPTIONS?

    You may withdraw your tendered options at any time before 5:00 p.m., Pacific time, on November 28, 2001. If we extend the offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the offer. To withdraw tendered options, you must deliver to us a written notice of withdrawal, or a facsimile copy thereof, with the required information while you still have the right to withdraw the tendered options.

    Once you have withdrawn options, you may re-tender options only by again following the delivery procedures described above. (See Section 4 below.)

CAN WE PROVIDE YOU WITH AN EXAMPLE OF AN OFFER TO EXCHANGE?

    The following is a representative example of an offer to exchange for a hypothetical employee. Your situation is likely to vary in significant respects.

Assumptions:

Original Date of Grant #1	March 1, 1998
Number of Shares Underlying Grant #1	2,000 Shares
Exercise Price of Grant #1	$50.00
Original Vesting Schedule of Grant #1	Vests 20% on each of the first five anniversaries of grant (60% vested at October 29, 2001).
Original Date of Grant #2	April 1, 1999
Number of Shares Underlying Grant #2	2,000 Shares
Exercise Price of Grant #2	$72.00
Original Vesting Schedule of Grant #2	Vests 20% on each of the first five anniversaries of grant (40% vested at October 29, 2001).
Original Date of Grant #3	May 1, 2000
Number of Shares Underlying Grant #3	5,000 Shares
Exercise Price of Grant #3	$87.50
Original Vesting Schedule of Grant #3	Vests 20% on each of the first five anniversaries of grant (20% vested at October 29, 2001).
Original Date of Grant #4	June 1, 2000
Number of Shares Underlying Grant #4	3,000 Shares
Exercise Price of Grant #4	$81.50
Original Vesting Schedule of Grant #4	Vests 20% on each of the first five anniversaries of grant (20% vested at October 29, 2001).
Hypothetical Stock Price on Replacement Grant Date on or about May 30, 2002	$40.00

    If you wish to participate in the exchange offer, using the above assumptions for the sake of illustration, you may tender the options granted to you in Grants #2, #3 and #4. You may not tender your options granted under Grant #1 because the exercise price per share of those options is less than $70.00 per share. If you decide to tender options in Grant #2, you must tender the options to purchase all 2,000 shares. If you decide to tender options in Grant #3, you must tender the options to purchase all 5,000 shares. Similarly, if you decide to tender options in Grant #4, you must tender the options to purchase all 3,000 shares. If you believe the price of our stock will exceed $72.00 per share on the grant date of the new options, then you may want to consider retaining the options in Grant #2, but of course, you may tender all options under Grant #2.

    If you choose to tender for exchange all of the options you received in Grants #2, #3 and #4, and the last sale price per share of our common stock on the hypothetical replacement grant date of May 30, 2002, as reported on the New York Stock Exchange Composite Tape, is $40.00, you would receive:

Number of Shares Underlying New Options to Replace Grant #2	2,000 Shares
Exercise Price of New Options	$40.00
Vesting Schedule of New Options	60% vested on May 30, 2002, remainder vests 20% on each of the anniversaries of the original date of grant
Number of Shares Underlying New Options to Replace Grant #3	5,000 Shares
Exercise Price of New Options	$40.00
Vesting Schedule of New Options	40% vested on May 30, 2002, remainder vests 20% on each of the anniversaries of the original date of grant
Number of Shares Underlying New Options to Replace Grant #4	3,000 Shares
Exercise Price of New Options	$40.00
Vesting Schedule of New Options	20% vested on May 30, 2002, remainder vests 20% on each of the anniversaries of the original date of grant

    Please note that if you are a tax resident of France or Italy, the new options you receive may have an exercise price per share that could be higher than $40.00. If you are a tax resident of France, any new options that you receive in the exchange will not vest until, but will vest in full upon, the fourth anniversary of the date that they are granted in the exchange.

    If you do not participate in the exchange offer, you will continue to hold the options that you currently have.

WHAT DO WE AND OUR BOARD OF DIRECTORS THINK OF THE OFFER?

    Although our board of directors has approved the making of the offer, neither we nor our board of directors makes any recommendation as to whether you should tender or refrain from tendering your options. You must make your own decision whether to tender options.

WHOM CAN YOU TALK TO IF YOU HAVE QUESTIONS ABOUT THE OFFER?

    For additional information or assistance, you should contact:

    Computer Sciences Corporation
    Attention: Stock Option Exchange Offer M/C A639
    2100 East Grand Avenue
    El Segundo, California 90245
    U.S.A.

    Telephone: (310) 414-2600
    Facsimile: (310) 414-5858
    E-mail: options@csc.com

INTRODUCTION

    We are offering to exchange all outstanding options to purchase shares of our common stock granted under any of our stock incentive plans that have an exercise price per share of $70.00 or more, for new options that we will grant under our stock incentive plans.

    As of October 23, 2001, 4,816 option grants to purchase an aggregate of 14,746,120 shares of our common stock were outstanding under our stock incentive plans. Of these outstanding options, 786, or 16%, of the total option grants to purchase an aggregate of 2,435,440, or 17%, of the total underlying shares had an exercise price per share of $70.00 or more. These 786 option grants were granted under our 1990 Stock Incentive Plan (the "1990 Plan"), our 1992 Stock Incentive Plan, as amended August 9, 1983 (the "1992 Plan"), our 1995 Stock Incentive Plan, (the "1995 Plan"), and our 1998 Stock Incentive Plan (the "1998 Plan"). We will grant the new options under the 1992 Plan, the 1995 Plan or the 1998 Plan (together, the "option plans").

    We are making the offer upon the terms and subject to the conditions set forth in this offer to exchange and in the related election form (which together, as they may be amended from time to time, constitute the "offer"). Options having an exercise price per share equal to $70.00 or more will be exchanged at a ratio of one new option for each existing option tendered and accepted for exchange. Options with exercise prices below $70.00 per share may not be tendered for exchange under the offer. We will grant the new options on the first business day which is at least six months and one day after the date we cancel the options accepted by us for exchange. You may tender options for all of the shares subject to your options. If you tender options for exchange, we will grant you new options under one of our option plans, as described below in Section 8, pursuant to a new option agreement, including the related stock option schedule, between you and us. The offer is not conditioned upon a minimum number of options being tendered. However, you may only tender options for all or none of the shares subject to an individual grant, which means that if you decide to tender any options subject to a specific grant, you must tender all of the outstanding options subject to that grant. You must choose to either keep or tender all outstanding options in an individual grant. If you attempt to tender some of your options but do not include all of the outstanding options granted to you in an individual grant, your entire tender will be rejected.

    The exercise price per share of the new options will be equal to the last sale price per share of our common stock on the date of grant of the new options, as reported on the New York Stock Exchange Composite Tape, except that the exercise price per share could be higher for options granted to tax residents of France or Italy. (See Section 8 below.) The new options will have the same vesting schedule as the options you tender, and you will not lose the benefit of any vesting that occurred on your current options, except for options granted to tax residents of France. (See Section 8 below.)

    All options accepted by us pursuant to the offer will be canceled on the first business day after the expiration date.

THE OFFER

1.  NUMBER OF OPTIONS; EXPIRATION DATE.

    Upon the terms and subject to the conditions of the offer, we are offering to exchange new options to purchase shares of our common stock under the option plans in return for all eligible outstanding options under the option plans that are properly tendered and not validly withdrawn in accordance with Section 4 before the "expiration date," as defined below. Eligible outstanding options are all options granted under any of our stock incentive plans that have an exercise price per share of $70.00 or more. There were no options granted during the past six months to holders with options that are eligible to be tendered in the offer. No options will be granted during the pendency of the offer to holders with options that are eligible to be tendered in the offer. We will not accept partial tenders of options for only a portion of the shares subject to an option grant. Therefore, you may only tender options for all or none of the shares subject to an individual option grant.

    If your options are properly tendered and accepted for exchange, you will be entitled to receive one new option for each existing option tendered and accepted for exchange, subject to adjustments for any stock splits, stock dividends and similar events. If you tender options granted under the 1990 Plan, you will be granted new options under the 1998 Plan. If you tender options granted under the 1992, 1995 or 1998 Plans, you will be granted new options under the same option plan as the tendered options accepted for exchange.

    IF YOU ARE NOT A REGULAR, FULL-TIME EMPLOYEE OF CSC OR ONE OF OUR SUBSIDIARIES FROM THE DATE YOU TENDER OPTIONS THROUGH THE DATE WE GRANT THE NEW OPTIONS, YOU WILL NOT RECEIVE ANY NEW OPTIONS, OR ANY OTHER CONSIDERATION, IN EXCHANGE FOR YOUR TENDERED OPTIONS THAT HAVE BEEN ACCEPTED FOR EXCHANGE.

    The term "expiration date" means 5:00 p.m., Pacific time, on November 28, 2001, unless and until we, in our discretion, have extended the period of time during which the offer will remain open, in which event the term "expiration date" refers to the latest time and date at which the offer, as so extended, expires. See Section 14 for a description of our rights to extend, delay, terminate and amend the offer.

    For purposes of the offer, a "business day" means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

2.  PURPOSE OF THE OFFER.

    We granted or assumed the options outstanding under the option plans for the following purposes:

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  to provide our employees an opportunity to acquire or increase a proprietary interest in CSC, thereby allowing us to attract and motivate our employees and creating a stronger incentive for our employees to expend maximum effort for our growth and success; and
  •
  to encourage our employees to continue their employment with us.

    Many of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our common stock. We believe these options are unlikely to be exercised in the foreseeable future. By making the offer to exchange outstanding options for new options that will have an exercise price equal to the market value of our common stock on the grant date of the new options, we intend to provide our employees with the benefit of owning options that over time may have a greater potential to increase in value, create better performance incentives for employees and thereby maximize stockholder value.

    Except as otherwise disclosed in this offer to exchange or in our filings with the United States Securities and Exchange Commission (the "SEC"), we presently have no plans or proposals that relate to or would result in:

      (a) any material corporate transaction, such as a material merger, reorganization or liquidation, involving us or any of our subsidiaries;

      (b) any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

      (c) any material change in our present dividend rate or policy, or our indebtedness or capitalization;

      (d) any change in our present board of directors or management, including a change in the number or term of directors or to fill any existing board vacancies or to change any executive officer's material terms of employment;

      (e) any other material change in our corporate structure or business;

      (f)  our common stock not being authorized for listing on a national securities exchange;

      (g) our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the United States Securities Exchange Act of 1934, as amended ("Exchange Act");

      (h) the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

      (i)  the acquisition by any person of any material amount of our securities or the disposition of any material amount of our securities; or

      (j)  any change in our certificate of incorporation or bylaws, or any actions which may impede the acquisition of control of us by any person.

    Neither we nor our board of directors makes any recommendation as to whether you should tender your options, nor have we authorized any person to make any such recommendation. Note that the new options may have a higher exercise price than some or all of your current options. You are urged to evaluate carefully all of the information in this offer to exchange and to consult your own investment and tax advisors.

    You must make your own decision whether to tender your options for exchange.

3.  PROCEDURES FOR TENDERING OPTIONS.

  Proper Tender of Options.

    To validly tender your options pursuant to the offer, you must, in accordance with the terms of the election form, properly complete, duly execute and deliver to us the election form, or a facsimile copy thereof, along with any other required documents. We will only accept a properly executed paper copy or a facsimile copy of your election form and any other required documents. We will not accept delivery by e-mail. We must receive all of the required documents at 2100 East Grand Avenue, El Segundo, California 90245, U.S.A., Attention: Stock Option Exchange Offer M/C A639 (facsimile: (310) 414-5858), before the expiration date. Your new options will be granted on the first business day that is at least six months and one day after the date that we cancel the tendered options accepted for exchange.

    THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING ELECTION FORMS AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE ELECTION AND RISK OF THE TENDERING OPTION HOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. YOUR OPTIONS WILL NOT BE CONSIDERED TENDERED UNTIL WE RECEIVE THEM. WE WILL NOT ACCEPT DELIVERY BY E-MAIL.

    Change in Election From Reject to Accept.  You may only change your election from a rejection to an acceptance of the offer by following the procedures described in this Section 3. You may change your election at any time before the expiration of the offer. To change your election, you must submit the change in election form before 5:00 p.m., Pacific time, on the expiration date. The last election form or change in election form submitted by you and received by us prior to 5:00 p.m., Pacific time, on the expiration date will be treated by us as your final election with respect to the offer. The delivery of election forms, change in election forms and any other required documents are at your sole risk. Delivery will be deemed made only when actually received by us.

  Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects.

    We will determine, in our discretion, all questions as to form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any tender of options. Our determination of these matters will be final and binding on all parties. We may reject any or all tenders of options that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we expect to accept all properly and timely tendered options which are not validly withdrawn. We may also waive any of the conditions of the offer or any defect or irregularity in any tender with respect to any particular options or any particular option holder. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, and no one will be liable for failing to give notice of any defects or irregularities.

  Our Acceptance Constitutes an Agreement.

    Your tender of options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the offer. OUR ACCEPTANCE FOR EXCHANGE OF YOUR OPTIONS TENDERED BY YOU PURSUANT TO THE OFFER WILL CONSTITUTE A BINDING AGREEMENT BETWEEN US AND YOU UPON THE TERMS AND SUBJECT TO THE CONDITIONS OF THE OFFER.

    Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept promptly after the expiration of the offer all properly tendered options that have not been validly withdrawn.

4.  WITHDRAWAL RIGHTS.

    You may only withdraw your tendered options in accordance with the provisions of this Section 4.

    You may withdraw your tendered options at any time before the expiration date. If the offer is extended by us beyond that time, you may withdraw your tendered options at any time until the extended expiration of the offer. In addition, unless we accept your tendered options for exchange before 5:00 p.m., Pacific time, on December 28, 2001, you may withdraw your tendered options at any time after December 28, 2001.

    To validly withdraw tendered options, you must deliver to us at the address set forth in Section 3 a written notice of withdrawal, or a facsimile copy thereof, with the required information, while you still have the right to withdraw the tendered options. The notice of withdrawal must specify the name of the option holder who tendered the options to be withdrawn, the grant date, exercise price per share and total number of option shares subject to each option to be withdrawn, and the number of option shares to be withdrawn. Except as described in the following sentence, the notice of withdrawal must be executed by the option holder who tendered the options to be withdrawn exactly as such option holder's name appears on the option agreement or agreements evidencing such options. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of the authority of such person to act in such capacity must be indicated on the notice of withdrawal.

    You may not rescind any withdrawal, and any options you withdraw will thereafter be deemed not properly tendered for purposes of the offer, unless you properly re-tender those options before the expiration date by following the procedures described in Section 3.

    Neither we nor any other person is obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will anyone incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of notices of withdrawal. Our determination of these matters will be final and binding.

    Change in Election From Accept to Reject.  You may only change your election from an acceptance to a rejection of the offer by following the procedures described in this Section 4. You may change your election at any time before the expiration of the offer. To change your election, you must submit the change in election form before 5:00 p.m., Pacific time, on the expiration date. The last election form or change in election form submitted by you and received by us prior to 5:00 p.m., Pacific time, on the expiration date will be treated by us as your final election with respect to the offer. The delivery of election forms, change in election forms and any other required documents are at your sole risk. Delivery will be deemed made only when actually received by us.

5.  ACCEPTANCE OF OPTIONS FOR EXCHANGE AND GRANT OF NEW OPTIONS.

    Upon the terms and subject to the conditions of the offer and as promptly as practicable following the expiration date, we expect to accept for exchange and cancel options properly tendered and not validly withdrawn before the expiration date. If we cancel options accepted for exchange on November 29, 2001, you will be granted new options on May 30, 2002. If the offer is extended, the date options are canceled will be delayed, and thus, the grant date of the new options may be later than May 30, 2002.

    We intend to continue to review the option grants of all employees from time to time as part of our normal compensation program. As a result of this review, we may decide to grant you additional options. If we accept and cancel the options you tender in connection with the offer, however, the grant date and the pricing of any additional options that we may decide to grant to you will be deferred until at least six months and one day after the cancellation of the options in the offer. There were no options granted during the past six months to holders with options that are eligible to be tendered in the offer. No options will be granted during the pendency of the offer to holders with options that are eligible to be tendered in the offer. We have determined that it is necessary for us to defer the grant date and pricing of any additional options to avoid incurring compensation expense because of accounting rules that would apply to these interim option grants as a result of the offer.

    Your new options will entitle you to purchase the same number of shares of our common stock as the existing options accepted for exchange and any options validly tendered and accepted pursuant to the terms of the offer will be exchanged at a ratio of one new option for each existing option tendered and accepted for exchange, subject to adjustments for any stock splits, stock dividends and similar events.

    PLEASE NOTE, HOWEVER, THAT IF YOU ARE NOT A REGULAR, FULL-TIME EMPLOYEE OF CSC OR ONE OF OUR SUBSIDIARIES FROM THE DATE YOU TENDER OPTIONS THROUGH THE DATE WE GRANT THE NEW OPTIONS, YOU WILL NOT RECEIVE ANY NEW OPTIONS, OR ANY OTHER CONSIDERATION, IN EXCHANGE FOR YOUR TENDERED OPTIONS THAT HAVE BEEN ACCEPTED FOR EXCHANGE. Although certain employee leaves of absence that are approved by us in advance will not be deemed to constitute non-employment, you will not receive any new options, or any other consideration, unless, subject to applicable law, you have returned to your status as, and on the date we grant new options you again are, a regular, full-time employee of CSC or one of our subsidiaries.

    For purposes of the offer, we will be deemed to have accepted for exchange those options that are validly tendered and not properly withdrawn, if and when we give oral or written notice to the option holders of our acceptance for exchange of such options, which may be by press release. Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept promptly after the expiration of the offer all properly tendered options that are not validly withdrawn. Promptly after we accept tendered options for exchange, we will send each tendering option holder a letter indicating the number of shares subject to the options that we have accepted for exchange, the corresponding number of shares that will be subject to the new options and the expected grant date of the new options.

6.  CONDITIONS OF THE OFFER.

    We will not be required to accept any options tendered for exchange, and we may terminate or amend the offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after October 29, 2001, and before the expiration date, we determine that any of the following events has occurred and, in our reasonable judgment, the occurrence of the event makes it inadvisable for us to proceed with the offer or to accept and cancel options tendered for exchange:

      (a) any threatened, instituted or pending action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the offer, the acquisition of some or all of the tendered options pursuant to the offer, the grant of new options, or otherwise relates in any manner to the offer or that, in our reasonable judgment, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of CSC or our subsidiaries, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the benefits that we believe we will receive from the offer;

      (b) any action is threatened, pending or taken, or any approval is withheld, or any statute, rule, regulation, judgment, order or injunction is threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the offer or us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

        (1) make the acceptance for exchange of, or grant of new options for, some or all of the tendered options illegal or otherwise restrict or prohibit consummation of the offer or otherwise relates in any manner to the offer;

        (2) delay or restrict our ability, or render us unable, to accept for exchange, or grant new options for, some or all of the tendered options;

        (3) materially impair the benefits that we believe we will receive from the offer; or

        (4) materially and adversely affect the business, condition (financial or other), income, operations or prospects of CSC or our subsidiaries, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries;

      (c) any change in generally accepted accounting standards which could or would require us for financial reporting purposes to record compensation expense in connection with the offer, the exchange or the grant of new options;

      (d) a tender or exchange offer with respect to some or all of our common stock, or a merger or acquisition proposal for us, is proposed, announced or made by another person or entity or is publicly disclosed;

      (e) any change or changes occurs in our business, condition (financial or other), assets, income, operations, prospects or stock ownership or in that of our subsidiaries that, in our reasonable judgment, is or may be material to us or our subsidiaries or materially impairs or may materially impair the benefits that we believe we will receive from the offer;

      (f)  any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 500 Companies by an amount in excess of 20% measured during any time period after the close of business on October 29, 2001; or

      (g) in the case of any of the foregoing existing at the time of the commencement of the offer, a material acceleration or worsening thereof.

    The conditions to the offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them prior to the expiration date. We may waive them, in whole or in part, at any time and from time to time prior to the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances is not a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 6 will be final and binding upon everyone.

7.  PRICE RANGE OF COMMON STOCK UNDERLYING THE OPTIONS.

    Our common stock is listed and traded on the New York Stock Exchange under the symbol "CSC." The high and low intra-day share prices of our common stock for each quarter during the last two calendar years and through October 23, 2001, as reported on the New York Stock Exchange Composite Tape, are shown below.

	High	Low
Calendar 1999
First Quarter	$74.38	$54.94
Second Quarter	$69.88	$52.38
Third Quarter	$74.00	$61.88
Fourth Quarter	$94.63	$57.94
Calendar 2000
First Quarter	$94.94	$72.00
Second Quarter	$99.88	$69.50
Third Quarter	$81.44	$60.38
Fourth Quarter	$77.38	$58.25
Calendar 2001
First Quarter	$66.71	$29.50
Second Quarter	$46.00	$28.99
Third Quarter	$39.50	$31.00
Fourth Quarter (through October 23, 2001)	$34.98	$30.96

    As of October 23, 2001, there were 170,304,484 shares of our common stock issued and outstanding, and the last sale price per share of our common stock, as reported on the New York Stock Exchange Composite Tape, was $34.59.

    WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO TENDER YOUR OPTIONS.

8.  SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF NEW OPTIONS.

  Consideration.

    In exchange for outstanding eligible options properly tendered and accepted for exchange by us, we will grant new options to purchase shares of our common stock under the same option plan under which your tendered options were originally granted, except that options tendered and accepted that were previously granted under the 1990 Plan will be exchanged for new options granted under the 1998 Plan. You will receive one new option for each old option that you properly tender for exchange and which is accepted by us, subject to adjustments for any stock splits, stock dividends and similar events. If we receive and accept tenders of all outstanding eligible options, we expect to grant 786 new option grants to purchase a total of 2,435,440 shares of our common stock.

  Terms of New Options.

    The new options will be granted under our option plans, pursuant to a new option agreement, including the related stock option schedule, between us and each option holder whose tendered options have been accepted in the offer. The new option agreements will be substantially in the form of the stock option agreement and stock option schedule attached as Appendix A to this offer to exchange. Except with respect to the exercise price, manner of exercise, and certain other terms specified in the offer, and except for certain additional provisions for residents of some countries outside the United States, the terms and conditions of the new options will be substantially the same as the terms and conditions of the options tendered for exchange.

    Like all fair market value options we have granted after April 30, 2000, the new options will contain a provision that requires you, under certain circumstances, to refund to us all gains realized upon any exercise of the new option, or any exercise of any previously granted stock option on or after the date the new options are granted. There are four circumstances under which a refund is required with respect to an option exercise:

  •
  if you compete with us after the voluntary termination of your employment and prior to six months after the option exercise; or
  •
  if you engage in any of the following three activities after the voluntary or involuntary termination of your employment and prior to one year after the option exercise:
  •
  solicitation of our customers or prospective customers,
  •
  solicitation or hiring of our employees, or
  •
  disclosure of confidential information.

In addition, upon the occurrence of any of these four circumstances, the new option, and all of your previously granted stock options, will terminate.

    The grant of new options pursuant to the offer will not create any contractual or other right of the recipients to receive any future grants of stock options or benefits in lieu of stock options or any right of continued employment.

    The following description of the option plans and the stock option agreement, including the related stock option schedule, is only a summary, and may not be complete. For complete information about the terms of the options you may receive in the offer, please refer to the form of stock option agreement, including the related stock option schedule, attached to this offer to exchange as Appendix A, and to the copies of the option plans that have been filed with the SEC as exhibits to the Tender Offer Statement on Schedule TO. You may also contact us at Computer Sciences Corporation, Attention: Stock Option Exchange Offer M/C A639, 2100 East Grand Avenue, El Segundo, California 90245, U.S.A. (telephone: (310) 414-2600, facsimile: (310) 414-5858 and e-mail: options@csc.com), to request copies of the option plans or the forms of the stock option agreement and stock option schedule, which will be provided to you at our expense.

  Summary of the Option Plans

    The following description of our 1992, 1995 and 1998 option plans is a summary and may not describe all of the terms and conditions of the options granted pursuant to these option plans that are relevant to you. Therefore, you are encouraged to read the full text of each of these option plans, which are filed as exhibits to the Schedule TO and incorporated herein by reference.

    General.  Each employee of CSC or any of our subsidiaries is eligible to be considered for the grant of awards under the option plans. The total maximum number of shares of our common stock that may be issued pursuant to awards granted under the three option plans is 20,000,000, subject to certain adjustments to prevent dilution.

    Each of the three option plans is administered by a committee of directors appointed by our board of directors (the "plan committee"). Subject to the provisions of each option plan, the plan committee has full and final authority to select the employees to whom awards are granted under the applicable option plan, to grant the awards and to determine the terms and conditions of the awards and the number of shares issued pursuant to the applicable option plan.

    Awards.  The three option plans authorize the plan committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of (i) shares of our common stock, (ii) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to our common stock, or (iii) any other security or benefit with a value derived from the value of our common stock. In addition, our 1998 Plan and 1995 Plan place limits of 500,000 shares and 400,000 shares, respectively, on the maximum number of shares of our common stock with respect to which options or rights may be granted to a single employee in any fiscal year, subject to certain adjustments to prevent dilution.

    Awards under the three option plans are not restricted to any specified form or structure and may include arrangements such as sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such arrangement or two or more such arrangements in tandem or in the alternative. An award may provide for the issuance of our common stock for any lawful consideration, including services rendered.

    Any award granted under the three option plans to an employee may include a provision conditioning or accelerating the receipt of benefits, either automatically or in the discretion of the plan committee, upon the occurrence of specified events, such as a change of control of CSC, an acquisition of a specific percentage of the voting power of CSC or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of CSC or other significant corporate transaction. Any stock option granted to an employee may be a tax-benefited incentive stock option or a nonqualified stock option that is not tax-benefited. See Section 13 below for a discussion of tax consequences.

    Any award under the three option plans may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant to the award, and/or to pay all or part of the recipient's tax withholding obligations with respect to such issuance, by delivering previously owned shares of our capital stock or other property, or by reducing the amount of shares or other property otherwise issuable pursuant to the award. If an option granted under any of the option plans permitted the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to "pyramid" his or her previously owned shares, i.e., to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each transaction to pay the purchase price of the shares acquired in the following transaction, to exercise the option for a larger number of shares with no more investment than the original share or shares delivered.

    Plan Duration.  Each of the three option plans became effective on the date that it was adopted by our board of directors. Awards may not be granted under any of the three option plans after the tenth anniversary of the effective date of that option plan. Although any award that was duly granted on or prior to such tenth anniversary may thereafter be exercised or settled in accordance with its terms, no shares of our common stock may be issued pursuant to any award subsequent to the twentieth anniversary of the effective date of that option plan.

    Amendments.  Our board of directors may amend or terminate any of the three option plans at any time and in any manner, subject to the following:

    (1) no recipient of any award may, without his or her consent, be deprived thereof or of any of his or her rights thereunder or with respect thereto as a result of such amendment or termination; and

    (2) if any national securities exchange upon which any of our securities are listed requires that any such amendment be approved by our stockholders, then such amendment will not be effective until it has been approved by our stockholders.

    Certain United Kingdom Options.  Certain options granted under the 1992 Plan to tax residents of the United Kingdom, including certain options subject to this exchange offer, are subject to the terms of the 1992 Plan, as modified by an Inland Revenue-approved Schedule to the 1992 Plan, which was filed with the SEC as Exhibit 10.9 to our Quarterly Report for the period ended December 27, 1996 ("U.K.-approved options"). None of the new options granted in this exchange program, including new options granted in exchange for the cancellation of U.K.-approved options, will be U.K.-approved options or will otherwise be subject to a plan or schedule approved by the Inland Revenue. See Section 13 for a discussion of U.K. tax consequences.

    Certain France Options.  Any new options to be granted to tax residents of France will be granted under a French subplan that will qualify for favorable tax and social security treatment applicable to stock options granted under Sections L. 225-177 to L. 225-186 of the French Commercial Code, as amended, and the relevant provisions set forth under French tax law.

    Effect of Section 16(b) of the U.S. Securities Exchange Act of 1934.  The acquisition and disposition of our common stock by officers, directors and more than 10% stockholders of CSC (an "insider") pursuant to awards granted to them under the option plans may be subject to Section 16(b) of the Exchange Act. Pursuant to Section 16(b), a purchase of our common stock by an insider within six months before or after a sale of our common stock by the insider could result in recovery by us of all or a portion of any amount by which the sale proceeds exceed the purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Exchange Act upon making acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to certain employee benefit plans. Each of the three option plans is designed to comply with Rule 16b-3.

  Summary of the Stock Option Agreement and related Stock Option Schedule

    General.  The terms and conditions of the new options to be granted in this exchange program are set forth in the form of stock option agreement and related stock option schedule attached as Appendix A to this offer to exchange. These terms and conditions are substantially similar to the terms and conditions of your existing options.

    Forfeiture Provision.  Like all fair market value options we have granted after April 30, 2000, the new options will contain a provision that requires you, under certain circumstances, to refund to us all gains realized upon any exercise of the new option, or any exercise of any previously granted stock option on or after the date the new options are granted. There are four circumstances under which a refund is required with respect to an option exercise:

  •
  if you compete with us after the voluntary termination of your employment and prior to six months after the option exercise; or

  •
  if you engage in any of the following activities after the voluntary or involuntary termination of your employment and prior to one year after the option exercise:

  •
  solicitation of our customers or prospective customers,

  •
  solicitation or hiring of our employees, or

  •
  disclosure of confidential information.

In addition, upon the occurrence of any of these four circumstances, your new option grant, and all of your previously granted stock options, will terminate.

    Term.  Unless you are a tax resident of France, your new options will have the same expiration date as the options which you tender and we cancel in exchange for the new options.

    If you are a tax resident of France, your new options will expire on the same expiration date as the options which you tender and we cancel in exchange for the new options, provided that if you die on or prior to that date, your new options will expire six months after your death.

    Exercise Price.  Unless you are a tax resident of France or Italy, the exercise price per share of your new options will be equal to the last sale price per share of our common stock on the date we grant the new options, as reported on the New York Stock Exchange Composite Tape.

    If you are a tax resident of France, the exercise price per share of your new options will be the greater of (i) the last sale price per share of our common stock on the date of grant of the new options, or (ii) 80% of the average quotation price during the 20 trading days preceding the grant of the new options, in either case, as reported on the New York Stock Exchange Composite Tape.

    If you are a tax resident of Italy, the exercise price per share of your new options will be the greater of (i) the last sale price per share of our common stock on the date of grant of the new options, or (ii) the average of the last sale price per share of our common stock for the month immediately preceding the date of grant, in either case, as reported on the New York Stock Exchange Composite Tape.

    Vesting.  Unless you are a tax resident of France, your new options will have the same vesting schedule as the options which you tender and we cancel in exchange for the new options, and the vesting start date will be the same for both the existing and the new options. This means that you will receive vesting credit for the time between the cancellation date, which we expect to be November 29, 2001, and the replacement grant date, which we expect will be May 30, 2002, as if the options you elect to cancel were outstanding throughout this period.

    New options granted to a tax resident of France will not vest until, but will vest in full upon, the fourth anniversary of the date they are granted.

  Acceleration and Termination

    Termination of Employment at Age 62 or Older.  If your status as a full-time employee of CSC or any of our subsidiaries is terminated at age 62 or older, then:

  •
  if the termination is for any reason other than cause, and you have been a continuous full-time employee of CSC or any of our subsidiaries for at least 10 years, then your new options will accelerate and become exercisable in full, and will remain exercisable for three years or until the option expiration date, if earlier;

  •
  if the termination is for any reason other than cause, and you have not been a continuous full-time employee of CSC or any of our subsidiaries for at least 10 years, then the unvested portion of your new options will terminate upon your termination of employment, and the vested portion will remain exercisable for three years or until the option expiration date, if earlier;

  •
  if the termination is for cause, then the unvested portion of your new options will terminate upon your termination of employment, and the vested portion will remain exercisable for three months or until the option expiration date, if earlier; and

  •
  notwithstanding the foregoing, if you are a tax resident of France and your employment is terminated by reason of death, then your new options will accelerate and be exercisable in full for a period of six months after the date of death.

    Death or Permanent Disability at Age 61 or Younger.  If your status as a full-time employee of CSC or any of our subsidiaries is terminated at age 61 or younger by reason of your death or permanent disability, then the unvested portion of your new options will terminate upon your termination of employment, and the vested portion will remain exercisable for one year or until the option expiration date, if earlier. If you are a tax resident of France, your new options will accelerate and become exercisable in full for a period of six months after the date of death.

    Lay-Off or Leave of Absence.  If your status as a full-time employee of CSC or any of our subsidiaries is terminated by reason of a permanent or temporary lay-off or an approved leave of absence, then your new options will be treated as though you had voluntarily terminated your employment other than for death, permanent disability or cause. If, however, you again become a full-time employee of CSC or any of our subsidiaries within one year and before the option expiration date, if earlier, then your new options will be treated, for all purposes other than the vesting of any portion of the option grant that has vested on or prior to your re-hire date, as though you had never ceased to be a full-time employee prior to that date.

    Other Termination at Age 61 or Younger.  If your status as a full-time employee of CSC or any of our subsidiaries is terminated at age 61 or younger for no reason, or for any reason other than death, permanent disability, permanent or temporary lay-off, or approved leave of absence, then the unvested portion of your new options will terminate upon your termination of employment, and the vested portion will remain exercisable for three months or until the option expiration date, if earlier.

    Death Following Termination of Full-Time Status.  Notwithstanding the foregoing, if you die at any time after the termination of your status as a full-time employee of CSC or any of our subsidiaries and at a time when your new options are exercisable, then they will remain exercisable until one year (six months if you are a tax resident of France) after your death or until the option expiration date, if earlier.

    Acceleration of Option.  The plan committee, in its sole discretion, may accelerate the exercisability of your new option at any time and for any reason. Unless the plan committee determines otherwise, your new options will fully vest if any person or entity becomes the beneficial owner of 30% or more of our common stock. If you participate in the supplemental executive retirement plan, your new options will fully vest upon a change of control of CSC. If you do not participate in the supplemental executive retirement plan, your new options will fully vest upon a change of control of CSC unless our board of directors or the plan committee determine otherwise.

    Termination of Option.  Your new options will terminate upon a dissolution, liquidation or sale of substantially all of the property and assets of CSC, or a reorganization, merger or consolidation that results in the outstanding securities of any class then subject to the options being exchanged for or converted into cash, property and/or securities not issued by us.

    Payment of Exercise Price and Withholding Taxes.  Unless you are a tax resident of the Netherlands or Switzerland, upon exercise of your new options, you may pay the exercise price and your tax withholding liability in cash, by check, by the delivery of previously owned shares of our common stock or through our cashless exercise program. Under our cashless exercise program, you effect a same-day exercise of the options and sale of the shares, and the broker pays your exercise price and/or tax withholding liability by advancing the sale proceeds. In addition, you may pay your tax withholding liability by instructing us to withhold shares of our stock that would otherwise be issuable upon exercise of your new option.

    If you are a tax resident of the Netherlands or Switzerland, the exercise price of your new options and your tax withholding liability may only be paid through our cashless exercise program.

    Tax Consequences.  You should refer to Section 13 for a discussion of the tax consequences of the exchange of options pursuant to the offer. We strongly recommend that you consult with your own tax advisor to determine the tax consequences of exchanging current options for new options under the laws of the country in which you work and/or are a tax resident and/or under which you may otherwise be subject to tax.

9.  INFORMATION CONCERNING COMPUTER SCIENCES CORPORATION.

    We are one of the world leaders in the information technology ("I/T") services industry. Since we were founded in 1959, we have helped clients use I/T more efficiently in order to improve their operations and profitability and to achieve business results.

    We offer a broad array of professional services to clients in the global commercial and government markets and specialize in the application of advanced and complex I/T to achieve our customers' strategic objectives. Our service offerings include outsourcing, systems integration, and management consulting/professional services, including e-business solutions.

    Our headquarters are located in El Segundo, California. The address of our principal executive office is 2100 East Grand Avenue, El Segundo, California 90245, U.S.A., where the telephone number is (310) 615-0311. Our Internet address on the worldwide web is http://www.csc.com. Information contained on our website does not constitute a part of this offer to exchange.

    Financial Information.  The following table sets forth selected consolidated financial data for CSC. The selected historical income statement data for the years ended March 30, 2001 and March 31, 2000 and the selected historical balance sheet data as of March 30, 2001 and March 31, 2000 have been derived from, and are qualified by reference to, the audited consolidated financial statements contained in our Amended Annual Report on Form 10-K/A for the year ended March 30, 2001, which is incorporated herein by reference. The selected historical income statement data for our fiscal quarters ended June 29, 2001 and June 30, 2000 and the selected historical balance sheet data as of June 29, 2001 have been derived from, and are qualified by reference to, the unaudited consolidated condensed financial statements contained in our Quarterly Report on Form 10-Q for the period ended June 29, 2001, which is incorporated herein by reference. The information presented below should be read together with our consolidated financial statements and the notes related thereto as well as the section of these reports entitled Management's Discussion and Analysis of Financial Condition and Results of Operations. We have presented the following data in millions, except per share data.

CONSOLIDATED INCOME STATEMENT DATA:
(in millions except per share amounts)

	Three Months Ended		Fiscal Year Ended
	June 29, 2001	June 30, 2000	March 30, 2001	March 31, 2000
	(unaudited)
Revenues	$2,713.6	$2,463.3	$10,524.0	$9,370.7

Costs of services	2,239.0	1,968.8	8,425.1	7,352.5
Selling, general and administrative	172.3	193.2	796.6	779.4
Depreciation and amortization	199.3	142.8	649.3	545.7
Interest expense	37.5	16.5	106.1	58.1
Interest income	(3.4)	(3.5)	(16.3)	(17.6)
Special items			232.9	41.1

Total costs and expenses	2,644.7	2,317.8	10,193.7	8,759.2

Income before taxes	68.9	145.5	330.3	611.5
Taxes on income	21.2	49.5	97.1	208.6

Net income	$47.7	$96.0	$233.2	$402.9

Earnings per common share:
Basic	$.28	$.57	$1.39	$2.42

Diluted	$.28	$.56	$1.37	$2.37

CONSOLIDATED BALANCE SHEET DATA:
(in millions)

	June 29, 2001	March 30, 2001	March 31, 2000
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$85.6	$184.7	$260.4
Receivables	2,818.8	2,620.8	2,191.5
Prepaid expenses and other current assets	511.4	398.5	314.4

Total current assets	3,415.8	3,204.0	2,766.3

Investments and other assets:
Software, net	323.7	299.6	267.6
Outsourcing contract costs, net	687.1	633.8	374.6
Excess of cost of businesses acquired over related net assets, net	1,654.5	1,653.6	903.2
Other assets	510.9	525.4	287.5

Total investments and other assets	3,176.2	3,112.4	1,832.9

Property and equipment, net	1,938.6	1,858.4	1,274.9

Total Assets	$8,530.6	$8,174.8	$5,874.1

Liabilities and Stockholders' Equity
Current liabilities:
Short-term debt and current maturities of long-term debt	$722.0	$1,354.6	$249.2
Accounts payable	574.0	502.5	406.9
Accrued payroll and related costs	564.5	538.4	485.8
Other accrued expenses	654.4	833.7	598.5
Deferred revenue	222.2	198.9	137.1
Federal, state and foreign income taxes	166.5	160.8	106.4

Total current liabilities	2,903.6	3,588.9	1,983.9

Long-term debt, net of current maturities	1,971.9	1,029.4	652.4

Deferred income taxes			83.8

Other long-term liabilities	380.4	341.3	110.0

Stockholders' equity:
Common stock, par value $1 per share	169.7	169.1	167.9
Additional paid-in capital	985.9	965.2	907.1
Earnings retained for use in business	2,341.9	2,294.2	2,061.0
Accumulated other comprehensive loss	(205.3)	(195.8)	(75.8)

	3,292.2	3,232.7	3,060.2
Less common stock in treasury	(17.5)	(17.5)	(16.1)
Unearned restricted stock and other			(.1)

Stockholders' equity, net	3,274.7	3,215.2	3,044.0

Total Liabilities and Stockholders' Equity	$8,530.6	$8,174.8	$5,874.1

BOOK VALUE PER SHARE DATA:

	June 29, 2001	June 30, 2000	March 30, 2001	March 31, 2000
	(unaudited)	(unaudited)
Book Value Per Share	$19.34	$18.62	$19.06	$18.17

    See Section 16 ("Additional Information"), beginning on page 34, for instructions on how you can obtain complete copies of our SEC reports that contain the financial statements referenced above.

10. INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OPTIONS.

    As of October 23, 2001, 786 option grants to purchase an aggregate of 2,435,440 shares of our common stock were outstanding under our stock incentive plans and had an exercise price per share of $70.00 or more. Of these outstanding option grants, 10, or 1%, of the total option grants to purchase an aggregate of 479,000, or 20%, of the total underlying shares were beneficially owned by our seventeen executive officers and directors, who are listed on Schedule A attached to this offer to exchange. None of our executive officers or directors has been granted, or has exercised, any stock options within the past 60 days.

    Except for ordinary course grants of stock options to employees who are not executive officers or directors, and who do not hold any options with an exercise price of $70.00 or more per share, there have been no transactions in options to purchase shares of our common stock effected during the past 60 days by us, or, to our knowledge, by any of our executive officers, directors, affiliates or subsidiaries.

11. STATUS OF OPTIONS ACQUIRED BY US IN THE OFFER; ACCOUNTING CONSEQUENCES OF THE OFFER.

    Options we acquire pursuant to the offer will be canceled and the shares of our common stock subject to those options, except those granted under the 1990 Plan, will be returned to the pool of shares available for grants of new options under the applicable option plan and for issuance upon the exercise of such new options.

    We believe that we can accomplish our goal of providing option holders with the benefit of choosing whether they want to receive options that over time may have greater potential to increase in value than the option grants they currently hold, without incurring additional current or future compensation expense because:

  •
  we will not grant any new options to employees who tender their existing options until a day that is at least six months and one day after the date that we accept and cancel those existing options;
  •
  the exercise price of new options will not be less than the last sale price per share of our common stock, as reported on the New York Stock Exchange Composite Tape, on the grant date of the new options, which is expected to be May 30, 2002, or a later date if we extend the offer; and
  •
  in order to avoid any potential compensation expense, we will not grant any options to an option holder who tendered options in the offer until the grant date of the new options.

12. LEGAL MATTERS; REGULATORY APPROVALS.

    We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and issuance of new options as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of our options as contemplated herein. Should any such approval or other action be required, we presently contemplate that we would use our best efforts to seek such approval or take such other action. We are unable to predict whether we are required to delay the acceptance of options for exchange pending the outcome of any such matter or whether we may be prohibited from making the offer and accepting options for exchange. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under the offer to accept tendered options for exchange and to grant new options for tendered options is subject to conditions, including the conditions described in Section 6.

13. MATERIAL TAX CONSEQUENCES.

    The following is a general summary of the material tax consequences of the replacement of eligible options and grant of new options under the offer for tax residents in the countries indicated. This discussion is based on tax law as of the date of the offer, which is subject to change, possibly on a retroactive basis. The information may be out of date at the time you tender your existing option, exercise your new option or sell the shares you acquire upon exercise. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. If you are a citizen or resident of a country other than the country in which you work, or are subject to the tax laws of more than one country or change your residence or citizenship during the term of the option, the information contained in this summary may not be applicable to you.

    WE STRONGLY RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

United States

    Option Exchange.  You will not be required to recognize any income for U.S. federal income tax purposes solely as a result of the exchange of an existing option for a new option. We believe the exchange will be treated as a non-taxable exchange of nonqualified options.

    Grant of New Option.  You will also not be required to recognize income for U.S. federal income tax purposes at the date of grant of the new option.

    Exercise of New Option.  When you exercise the new option, the amount by which the fair market value of the shares you purchase exceeds the option exercise price you pay for those shares will be treated as taxable compensation income, and you will be subject to withholding of income and employment taxes.

    Sale of Shares.  The subsequent sale of those shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for the shares plus the income you recognized upon exercise of the option. This capital gain or loss will be treated as long-term or short term depending upon whether you held the shares for more than one year following exercise of the option.

Australia

    Option Exchange.  The exchange of an existing option for a new option will be treated as a taxable exercise of the existing option. In general, the tax treatment depends upon whether you elected to include the value of the existing option at the time of grant (the "discount") in your assessable income for the income year in which the existing option was granted. If you did not make this election, then you will likely be required to recognize income equal to the market value of the existing option as of the date of the cancellation of the existing option, calculated in accordance with a statutory formula. If you did elect to include the discount in your assessable income, then you will likely be required to recognize a taxable capital gain equal to the market value of the existing option at the date of the cancellation of the existing option, minus the cost base of the existing option (subject to reduction by one-half if you have held the existing option for at least 12 months). Since the tax law in this area is not settled, however, we cannot predict the tax consequences with certainty.

    As discussed below, you may be subject to tax on the exercise of the new option and/or the sale of the shares acquired upon that exercise. However, the tax payable on account of the option exchange may result in a reduction of the tax payable upon exercise of the new option or the sale of the shares acquired upon that exercise.

    Grant and Exercise of New Option.  You will not be subject to additional tax upon the grant of the new option unless you make an election (the "Australian Election"). If you make the Australian Election, which will cover each share of our stock and each option to purchase such shares that you acquire during the tax year, then you must include the taxable gain of the new option in your assessable income for the year of the new option grant. The taxable gain will be the market value of the right to receive the new option, less the market value of the existing option, as determined as of the date of the cancellation of the existing option in accordance with a statutory formula. The application of the formula in this context is not entirely certain.

    If you do not make the Australian Election, then you must include an amount (as described below) in your assessable income for the year in which the earliest of the following assessment times occurs:

  (1)
  the year when you dispose of the new option (other than by exercising it);
  (2)
  the year when your employment with CSC or one of our subsidiaries or affiliates ceases;
  (3)
  the year when you exercise the new option; and
  (4)
  the year when the new option expires.

    The amount which you must include in your assessable income for the year in which the relevant assessment time occurs will be:

  (1)
  if you dispose of the new option (or the shares acquired upon exercise) in an arm's length transaction within 30 days after the relevant assessment time—the amount or value of any consideration you receive for the disposal, minus the market value of the existing option at the time of cancellation, minus the option exercise price (if the new option has been exercised); or
  (2)
  in any other case—the market value of the new option (or the shares acquired upon exercise) at the relevant assessment time, minus the market value of the existing option at the time of cancellation, minus the option exercise price (if the new option has been exercised).

  Sale of Shares.

    When you subsequently sell the shares acquired upon exercise of the new option, any gain you realize will be taxed as a capital gain (other than gains from certain sales of shares within 30 days of the relevant assessment time, which will be taxed as income). The amount of the capital gain is equal to:

  (1)
  if you have held the shares for less than one year—the difference between the market value of the shares at the time of disposal and the cost base of the shares; or
  (2)
  if you have held the shares for at least one year—one half of the difference between the market value of the shares at the time of disposal and the cost base of the shares (subject to you first applying any prior year or current year capital losses against the full capital gain).

If you made the Australian Election, then the cost base of the shares will be equal to the market value of the right to acquire the new option on the date of cancellation of the existing option, plus the option exercise price. If you did not make the Australian Election, then the cost base of the shares will be equal to the market value of the shares at the alternative assessment time.

    You should also refer to the Supplementary Australian Offer Document, which is being sent contemporaneously with this offer to exchange to all eligible option holders who are tax residents of

Australia, and which has been attached as an exhibit to the Schedule TO we filed with the United States Securities and Exchange Commission.

Austria

    Option Exchange.  You will probably not be required to recognize any taxable income solely as a result of the exchange of an existing option for a new option. Since the tax law in this area is not settled, however, we cannot predict the tax consequences with certainty.

    Grant of New Option.  You will not be subject to tax when the new option is granted to you.

    Exercise of New Option.  When you exercise the new option, the amount by which the fair market value of the shares you purchase exceeds the option exercise price you pay for those shares will be treated as taxable income, and you will also be required to make social insurance contributions on this amount.

    Sale of Shares.  If you sell the shares acquired upon the exercise of your new option within 12 months after purchasing them, and your gain exceeds ATS6,000 (i.e., total gain from the disposition of stock or moveable property), you will be subject to a tax on the difference between the fair market value of the shares on the date of exercise and the subsequent sale price (although it is possible that you will be subject to tax on the difference between the sale price and the option exercise price). Stock sold more than 12 months after its purchase is tax exempt. You are required to declare the taxable gain in your annual income tax declaration. Such gain may be offset with losses from other share transactions or the sale of moveable or immovable property.

Belgium

    Option Exchange.  You will not be required to recognize any taxable income solely as a result of the exchange of an existing option for a new option; however, any tax which you may have paid upon the grant of your existing option cannot be credited against the tax payable on the new option.

    Grant of New Option.  Since options granted in Belgium since 1999 have been subject to tax on grant, you may have been subject to tax in connection with the grant of your existing option. You will be subject to tax again when the new option is granted to you if you accept it, and any tax which you may have paid or may be required to pay upon the grant of your existing option cannot be credited against the tax payable on the new option.

    Assuming that the expiration date of the offer is not extended and the new option is not exercised before January 1, 2006 (and you sign an undertaking to that effect), the taxable amount will be 10% of the value of the underlying shares on the date of the "offer," plus the amount by which the new option is "in the money" on the date of the "offer." If you exercise your new option before January 1, 2006, the taxable amount will be 20% of the value of the underlying shares on the date of the "offer," plus the amount by which the option is "in the money" on the date of the "offer."

    The date of the "offer" is the date on which you will receive written materials describing the terms and conditions of your new option, which we expect to be May 30, 2002. You will have 60 days after the date of "offer" to reject your new option. If you do not reject your new option within 60 days of the date of the "offer", it will be deemed accepted, and you will be taxed accordingly. We will provide you with a form to use if you choose to undertake not to exercise your new options until January 1, 2006, and a form to use if you choose to reject your new options. If you tender your existing option and we accept it for cancellation, your existing option will be canceled, even if you later choose to reject your new option, that rejection will not affect the cancellation of your existing option or cause us to re-grant your existing option.

    Exercise of New Option.  You will not be subject to tax when you exercise your new option and purchase the underlying shares.

    Sale of Shares.  You will not be subject to tax when you subsequently sell the shares acquired upon the exercise of your new option.

Canada

    Option Exchange.  You will probably not be required to recognize any taxable income solely as a result of the exchange of an existing option for a new option. Since the tax law in this area is not settled, however, we cannot predict the tax consequences with certainty. For the purposes of this disclosure, it is assumed that the new options will meet the conditions necessary to qualify for favorable tax treatment under Canadian tax law. We will use our best efforts to structure the new options to meet these conditions.

    Grant of New Option.  You will not be subject to tax when the new option is granted to you.

    Exercise of New Option.  When you exercise the new option, the amount by which the fair market value of the shares you purchase exceeds the option exercise price you pay for those shares will, subject to the deferral provisions discussed below, be treated as taxable income and taxed in the year of exercise. You may exclude one-half of this "spread" from your taxable income and you will be subject to tax on the remaining one-half at your marginal tax rate.

    You may defer taxation on the spread until the earlier of the time that you sell the shares purchased on exercise, die or become a non-resident of Canada. In order to be eligible for this deferral, you must file an election with your employer by January 15 of the year following the year in which shares are acquired under the applicable option plan.

    You may defer taxation on the spread only up to the first C$100,000 worth of options that vest in any one year. For the purpose of calculating this limit, the value of an option equals the fair market value of the shares subject to the option at the time the option was granted.

    Sale of Shares.  When you subsequently sell the shares acquired upon the exercise of your new option, one-half of the difference between the sale price and the fair market value of the shares on the date of exercise (less any brokerage fees) will be subject to tax at your marginal income tax rate. One-half of any loss arising on the sale of the shares (including any brokerage fees) may be deducted from any taxable capital gain for the year, the previous three taxation years, or any subsequent taxation year. Any amount on which taxation was deferred at exercise will become taxable at the time the shares are sold.

Denmark

    Option Exchange.  It is likely that the exchange of an existing option for a new option will be viewed as a taxable exercise or disposal of the existing option. You will likely be required to recognize taxable income equal to the value of the new option calculated in accordance with the statutory formula, although the precise application of the formula in this context is uncertain.

    You may have been subject to tax in connection with the grant of your existing option if it was granted prior to January 1, 2001. It is likely that any taxes you may have paid or may be required to pay on account of the existing option will not be recoverable and cannot be credited against any tax you will be required to pay in connection with the new option. As described below, however, the tax payable on account of the option exchange may result in a reduction of the tax payable on the exercise of the new option and possibly on the sale of shares acquired upon the exercise of the new option.

    Grant of New Option.  You will not be subject to tax when the new option is granted to you.

    Exercise of New Option.  When you exercise the new option, the amount by which the fair market value of the shares you purchase exceeds the option exercise price you pay for the shares will be taxed at your marginal income tax rate. However, this amount will be reduced by certain amounts which were already subject to tax as described above. You will also be subject to social security contributions on the spread at exercise.

    Sale of Shares.  When you subsequently sell the shares acquired upon the exercise of your new option, you will be subject to tax on any gain that you realize. The tax treatment depends upon whether you hold the shares for less than or more than three years. If you hold the shares for less than three years, the gain is taxed as investment income and is subject to tax rates of up to 59%. If you hold the shares for more than three years, the gain will be tax-free, provided the fair market value of your total portfolio of quoted shares for the last three years before the sale has not exceeded a certain threshold. If such threshold is exceeded, the gain will be taxed as share income.

France

    Option Exchange.  You will probably not be required to recognize any taxable income solely as a result of the exchange of an existing option for a new option.

    Grant of New Option.  All new options granted to employees who are tax residents of France will be qualified options granted pursuant to the terms of a French sub-plan. All new options granted to employees will have an exercise price per share equal to the greater of (i) the last sale price of our common stock on the grant date of the new option, or (ii) 80% of the average quotation price during the 20 trading days preceding the grant of the new option, in each case, as reported on the New York Stock Exchange Composite Tape. The new option will not vest (and will not be exercisable) until, but will vest in full upon, the fourth anniversary of the grant date of the new option. See Section 8 for a description of the terms and conditions of the new option; these terms and conditions are different in certain respects from those attaching to any existing option.

    You will not be subject to tax when the new option is granted to you.

    Exercise of New Option.  You will not be subject to tax when you exercise the new option until you sell the underlying shares. You will not be required to pay social security contributions upon exercise of the new option and purchase of the underlying shares.

    Sale of Shares.  When you subsequently sell the shares acquired upon the exercise of your new option, you will be subject to tax. You may receive more favorable tax treatment if you wait an additional two years after the exercise of the new option to sell the underlying shares.

    Termination Due to Death.  If you die while in service, the new option will become fully vested and your heirs or legal representatives will have six months from the date of your death to exercise the new option. If you die after the termination of your employment but during the relevant period that the new option remains exercisable, your heirs or legal representatives will have six months from the date of your death to exercise the new option to the extent that it was exercisable as of the date of the termination of your employment.

Germany

    Option Exchange.  You will probably not be required to recognize any taxable income solely as a result of the exchange of an existing option for a new option.

    Grant of New Option.  You will not be subject to tax when the new option is granted to you.

    Exercise of New Option.  When you exercise the new option, the amount by which the fair market value of the shares you purchase exceeds the option exercise price you pay for those shares will be taxable as ordinary income. This amount may also be subject to social insurance contributions if and to the extent to which your income during the month in which you exercise the new option is below the applicable social security contribution limits.

    Sale of Shares.  You will not be subject to tax upon the subsequent sale of the shares acquired upon the exercise of your new option, provided that (i) you have owned the shares for more than 12 months, (ii) you have not, within the last 5 years, held more than 1% of the stated capital of CSC, and (iii) you have not held the shares as a business asset. If tax is due, the amount subject to tax is equal to 50% of the amount by which the sale price exceeds the sum of the exercise price paid for the shares plus the amount that was subject to tax upon exercise.

Italy

    Option Exchange.  You will probably not be required to recognize any taxable income solely as a result of the exchange of an existing option for a new option.

    Grant of New Option.  All new options granted to employees who are tax residents of Italy will have an exercise price per share equal to the greater of (i) the last sale price per share of our common stock on the date of grant of the new option, as reported on the New York Stock Exchange Composite Tape, or (ii) the average of the last sale price per share of our common stock for the month immediately preceding the date of grant, as reported on the New York Stock Exchange Composite Tape.

    You will not be subject to tax when the new option is granted to you.

    Exercise of New Option.  You will not be subject to tax when you exercise the new option and purchase the underlying shares.

    Sale of Shares.  When you subsequently sell the shares acquired upon the exercise of your new option, the amount by which the sale price exceeds the option exercise price paid for the shares will be taxed at capital gains tax rates.

Japan

    Option Exchange.  You will probably not be required to recognize any taxable income solely as a result of the exchange of an existing option for a new option. Since the tax law in this area is not settled, however, we cannot predict the tax consequences with certainty.

    Grant of New Option.  You will not be subject to tax when the new option is granted to you.

    Exercise of New Option.  When you exercise the new option, the amount by which the fair market value of the shares you purchase exceeds the option exercise price you pay for those shares will be subject to income tax. This amount will likely be treated as "remuneration income" and will be taxed at your marginal tax rate. You will likely have to file a tax return to report this income.

    Sale of Shares.  When you subsequently sell the shares acquired upon the exercise of your new option, any gain you realize will be subject to tax.

Netherlands

    Option Exchange.  You will probably not be required to recognize any taxable income solely as a result of the exchange of an existing option for a new option. Since the tax law in this area is not settled, however, we cannot predict the tax consequences with certainty.

    You may have been subject to tax in connection with your existing option. It is likely that any taxes you may have paid or may be required to pay on account of the existing option will not be recoverable and cannot be credited against any tax you will be required to pay in connection with the new option.

    Grant of New Option.  All new options granted to employees who are tax residents of the Netherlands will require that payment of the exercise price and any applicable tax withholding liability be made through our cashless exercise program. See Section 8. This means that you will not be entitled to receive and hold shares of our stock when you exercise the new option. Your broker will immediately sell all of the shares that you are entitled to purchase, and you will receive the cash proceeds from the sale, minus the exercise price and any taxes, withholding obligations, commissions and brokers' fees associated with the transaction.

    You will not be subject to tax when the new option is granted to you.

    Exercise and Sale of Shares.  When you exercise the new option and sell the shares acquired upon exercise, you will be subject to income and social taxes on the amount by which the sale proceeds exceed the option exercise price you pay for those shares.

Portugal

    Option Exchange.  We do not know whether you will be required to recognize any taxable income solely as a result of the exchange of an existing option for a new option.

    Grant of New Option.  You will not be subject to tax when the new option is granted to you.

    Exercise of New Option.  When you exercise the new option, the amount by which the fair market value of the shares you purchase exceeds the option exercise price you pay for those shares will be subject to income tax.

    Sale of Shares.  When you subsequently sell the shares acquired upon the exercise of your new option and repatriate the proceeds to Portugal, you will be subject to capital gains tax on the amount by which the sale proceeds exceed the fair market value of the shares at the time of exercise. You may be exempt from capital gains tax if you have held the shares for more than 12 months.

Singapore

    Option Exchange.  You will probably not be required to recognize any taxable income solely as a result of the exchange of an existing option for a new option. Since the tax law in this area is not settled, however, we cannot predict the tax consequences with certainty.

    Grant of New Option.  You will not be subject to tax when the new option is granted to you.

    Exercise of New Option.  When you exercise the new option, the amount by which the fair market value of the shares you purchase exceeds the option exercise price you pay for those shares will be subject to income tax at the time of exercise. However, you may be able to defer payment of this tax, as explained below.

    You may apply to the Inland Revenue of Singapore (the "IRAS") for a deferral of the payment of tax due at exercise subject to an interest charge if the applicable option plan qualifies as a Qualified Employee Stock Option Plan Scheme ("QESOP Scheme"). We believe that the option plans may qualify under the QESOP Scheme, but we are not certain at this time. If the option plans so qualify, only the portion of the new option that vests more than one year following grant would be eligible for the tax deferral. In addition, in order to qualify for tax deferral under the QESOP Scheme, you would have to satisfy the following conditions:

  (1)
  you must be employed in Singapore at the time the new option is exercised;
  (2)
  the new option must be granted to you by the company for whom you are working at the time of exercise or by an associated company of that company; and
  (3)
  the tax payable on the gain at exercise cannot be borne by your employer.

    You will not qualify for the tax benefits under the QESOP Scheme if:

  (1)
  you are an undischarged bankrupt;
  (2)
  IRAS records show that you are a delinquent taxpayer; or
  (3)
  the tax on the gain at exercise is less than S$200.

    If you are a qualifying employee, and the applicable option plan qualifies under the QESOP Scheme, you may apply to the IRAS for a tax deferral of the tax payable on the eligible portion of the new option at the time you file your income tax return for the tax year in which you exercise the new option. The maximum deferral period would be five years, starting on January 1 after the year of exercise.

    The interest rate chargeable would be pegged to the average prime rate of the big four banks in Singapore (DBS, OCBC, OUB and UOB) offered on April 15 of each year and interest would be computed annually based on this rate using the simple interest method. The tax deferred and the corresponding amount of interest would be due when your deferral period ends. You may pay the deferred tax earlier in one lump sum (together with the pro-rated amount of interest) to the IRAS before the end of the deferral period.

    The deferral period would end and payment of the tax plus the corresponding interest would become due immediately on the occurrence of any of the following events:

  (1)
  if you are a foreign employee (including a Singapore permanent resident), when you
  (a)
  terminate your employment in Singapore and leave Singapore;
  (b)
  are posted overseas; or
  (c)
  leave Singapore for any period exceeding three months;
  (2)
  when you become bankrupt; and
  (3)
  when you die (the deferred tax would be recovered from your estate).

    Sale of Shares.  When you subsequently sell the shares acquired upon the exercise of your new option, you will not be subject to tax unless you are in the business of buying and selling securities.

South Africa

    Option Exchange.  You will probably not be required to recognize any taxable income solely as a result of the exchange of an existing option for a new option.

    Grant of New Option.  You will not be subject to tax when the new option is granted to you.

    Exercise of New Option.  When you exercise the new option, the amount by which the fair market value of the shares you purchase exceeds the option exercise price you pay for those shares will be subject to income tax.

    Sale of Shares.  If you can demonstrate to the satisfaction of the South African Revenue Service that you acquired the shares upon the exercise of your new option with the view to holding them as a capital asset rather than as a profit-making scheme, then, when you subsequently sell those shares, only 25% of the gain will be subject to capital gains tax. In addition, the first ZAR10,000 of your capital gain (or loss) will be disregarded for capital gains tax purposes.

Spain

    Option Exchange.  You will probably not be required to recognize any taxable income solely as a result of the exchange of an existing option for a new option.

    Grant of New Option.  You will not be subject to tax when the new option is granted to you.

    Exercise of New Option.  When you exercise the new option, the amount by which the fair market value of the shares you purchase exceeds the option exercise price you pay for those shares will be subject to income tax, although certain exceptions may apply.

    Sale of Shares.  When you subsequently sell the shares acquired upon the exercise of your new option, you will recognize a taxable capital gain (or loss) on the difference between the sale proceeds and your acquisition cost. Your acquisition cost is generally equal to the sum of the option exercise price paid for the shares plus the income, if any, recognized for income tax purposes with respect to the shares upon exercise of the new option, plus any expenses you may have incurred. If you hold the shares one year or less, the capital gain is taxed at the general income tax rate. If you hold the shares for more than one year, the capital gain will be taxed at a flat rate (currently 18% for 2001).

Sweden

    Option Exchange.  You will probably not be required to recognize any taxable income solely as a result of the exchange of an existing option for a new option.

    Grant of New Option.  You will not be subject to tax when the new option is granted to you.

    Exercise of New Option.  When you exercise the new option, the amount by which the fair market value of the shares you purchase exceeds the option exercise price you pay for those shares will be taxable as regular salary.

    Sale of Shares.  When you subsequently sell the shares acquired upon the exercise of your new option, you will recognize a capital gain (or loss) equal to the difference between the sale price and the sum of the option exercise price paid for the shares plus the amount of regular salary you recognized for income tax purposes upon exercise of the new option. Capital gains are taxed at a flat rate (e.g., 30% for the year 2001). If the sale results in a capital loss, that loss is deductible against certain types of capital gains during the same year, and if no capital gains exist, a tax deduction of 30% of the loss up to SEK100,000 is allowed, and for amounts exceeding SEK100,000, a deduction of 21% of the loss is allowed.

Switzerland

    Option Exchange.  You will probably not be required to recognize any taxable income solely as a result of the exchange of an existing option for a new option. Since the tax law in this area is not settled, however, we cannot predict the tax consequences with certainty.

    You may have been subject to tax in connection with your existing option. It is likely that any taxes you may have paid or may be required to pay on account of the existing option will not be recoverable and cannot be credited against any tax you will be required to pay in connection with the new option.

    Grant of New Option.  All new options granted to employees who are tax residents of Switzerland will require that payment of the exercise price (and applicable tax withholding liability, if any) be made through our cashless exercise program. See Section 8. This means that you will not be entitled to receive and hold shares of our stock when you exercise the new option. Your broker will immediately sell all of the shares that you are entitled to purchase, and you will receive the cash proceeds from the sale, minus the exercise price and any taxes, withholding obligations, commissions and brokers' fees associated with the transaction, as applicable.

    You will be subject to tax on the value of the new option when the new option is granted to you unless you are able to apply for and receive a ruling from the applicable tax authority to defer the taxable event until exercise. We do not intend to seek such a ruling on your behalf.

    Exercise of New Option and Sale of Shares.  If a ruling to defer the taxable event until exercise is not obtained, when you exercise the new option and sell the shares acquired upon exercise, you will not be required to recognize any taxable gain, nor will you be able to claim a tax-deductible loss.

United Kingdom

    Option Exchange.  You will probably not be required to recognize any taxable income solely as a result of the exchange of an existing option for a new option.

    If you tender and we cancel an existing option granted to you under the approved U.K. Schedule to the 1992 Stock Incentive Plan, you will lose the favorable tax treatment accorded to that option. The spread arising on the exercise of an approved option is exempt from income tax provided the option is exercised at least three years after the date of grant and at least three years after the last tax exempt exercise, and also provided the plan retains its approved status with the U.K. Inland Revenue at the time of exercise. Approved options are exempt from National Insurance Contributions ("NICs") whenever they are exercised. The new option will not be an approved option.

    Grant of New Option.  You will not be subject to tax when the new option is granted to you.

    Exercise of New Option.  When you exercise the new option, the amount by which the fair market value of the shares you purchase exceeds the option exercise price you pay for those shares will be subject to income tax. You will also be required to pay the employee's NICs on this amount if your earnings do not already exceed the maximum limit for NIC purposes. The maximum limit is £29,900 per year for the U.K. tax year April 6, 2001 to April 5, 2002.

    Sale of Shares.  When you subsequently sell the shares acquired upon the exercise of the new option, you will be subject to capital gains tax on the amount by which the sale proceeds exceed the fair market value of the shares at the time of exercise. Any capital gains tax you may owe is subject to an annual personal exemption (£7,500 for the current U.K. tax year) and to taper relief calculated with reference to the period of time during which you held the shares.

    WE STRONGLY RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

14. EXTENSION OF OFFER; TERMINATION; AMENDMENT.

    We may from time to time, extend the period of time during which the offer is open and delay accepting any options tendered to us by publicly announcing the extension and giving oral or written notice of the extension to the option holders and making a public announcement thereof. If the offer is extended, then the grant date of the new options will also be extended.

    We also expressly reserve the right, in our reasonable judgment, prior to the expiration date to terminate or amend the offer and to postpone our acceptance and cancellation of any options tendered for exchange upon the occurrence of any of the conditions specified in Section 6, by giving oral or written notice of such termination or postponement to the option holders and making a public announcement thereof. Our reservation of the right to delay our acceptance and cancellation of options tendered for exchange is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires that we must pay the consideration offered or return the options tendered promptly after termination or withdrawal of a tender offer.

    Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in Section 6 has occurred or is deemed by us to have occurred, to amend the offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in the offer to option holders or by decreasing or increasing the number of options being sought in the offer.

    Amendments to the offer, including an amendment to extend the offer, may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment must be issued no later than 9:00 a.m., Eastern time, on the next business day after the last previously scheduled or announced expiration date. Any public announcement made pursuant to the offer will be disseminated promptly to option holders in a manner reasonably designed to inform option holders of such change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a press release to the Dow Jones News Service.

    If we materially change the terms of the offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

15. FEES AND EXPENSES.

    We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of options pursuant to this offer to exchange.

16. ADDITIONAL INFORMATION.

    We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this offer to exchange is a part, with respect to the offer. This offer to exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials which we have filed with the SEC before making a decision on whether to tender your options:

      (a) our Annual Report on Form 10-K for the year ended March 30, 2001, filed June 21, 2001;

      (b) our Amended Annual Report on Form 10-K/A for the year ended March 30, 2001, filed June 29, 2001; and

      (c) our Quarterly Report on Form 10-Q for the quarter ended June 29, 2001, filed August 13, 2001.

    These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the following SEC public reference rooms:

450 Fifth Street, N.W. Room 1024 Washington, D.C. 20549	500 West Madison Street Suite 1400 Chicago, Illinois 60661	233 Broadway 16th Floor Woolworth Building New York, NY 10279-1803

You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

    Our common stock is quoted on the New York Stock Exchange under the symbol "CSC" and our SEC filings can be read at the following New York Stock Exchange address:

  New York Stock Exchange
  11 Wall Street
  New York, New York 10005

    We will also provide without charge to each person to whom a copy of this offer to exchange is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

  Computer Sciences Corporation
  Attention: Stock Option Exchange Offer M/C A639
  2100 East Grand Avenue
  El Segundo, California 90245
  U.S.A.
  Telephone: (310) 414-2600
  Facsimile: (310) 414-5858
  E-mail: options@csc.com

between the hours of 9:00 a.m. and 4:00 p.m., El Segundo, California local time. As you read the documents listed in Section 16, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this offer to exchange, you should rely on the statements made in the most recent document. The information contained in this offer to exchange about CSC should be read together with the information contained in the documents to which we have referred you.

17. FORWARD-LOOKING STATEMENTS; MISCELLANEOUS.

    All statements contained in this offer to exchange and our SEC reports referred to above that do not directly and exclusively relate to historical facts constitute "forward-looking statements." These statements represent CSC's expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved.

    All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements. Actual results may differ materially. Due to increasing uncertainties in our market, our degree of visibility on future revenues and earnings and associated confidence level in forecast information is less than in the past.

    These statements are subject to risks, uncertainties and other factors, many of which are outside of CSC's control, that could cause actual results to differ materially from the results described in such statements. These factors include, without limitation, the following: (i) the number of options tendered by employees for exchange under the proposed plan; (ii) future stock price fluctuations; (iii) the impact of issuing shares of CSC's common stock; (iv) competitive pressures; (v) CSC's ability to consummate strategic acquisitions and form alliances; (vi) CSC's ability to attract and retain key personnel; (vii) changes in the demand for I/T outsourcing and business process outsourcing; (viii) changes in U.S. federal government spending levels for I/T services; (ix) CSC's ability to continue to develop and expand its service offerings to address emerging business demands and technological trends; (x) changes in the financial condition of CSC's commercial customers; (xi) the future profitability of CSC's customer contracts; (xii) general economic conditions and fluctuations in currency exchange rates in countries in which we do business; and (xiii) other risk factors listed from time to time in the reports and other documents CSC files with the SEC. CSC assumes no obligation to revise or update the forward-looking statements contained in this offer to exchange to reflect events or circumstances after the date hereof.

    We cannot guarantee future results, performance or achievements. We do not intend to update this offer to exchange to conform any forward-looking statements to actual results. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this offer to exchange.

    We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will tenders be accepted from or on behalf of, the option holders residing in such jurisdiction.

    WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR OPTIONS PURSUANT TO THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED ELECTION FORM. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

COMPUTER SCIENCES CORPORATION

October 29, 2001

SCHEDULE A

INFORMATION CONCERNING
THE DIRECTORS AND EXECUTIVE OFFICERS
OF COMPUTER SCIENCES CORPORATION

    The directors and executive officers of Computer Sciences Corporation and their positions and offices as of October 29, 2001, are set forth in the following table:

Name	Position and Offices Held

Van B. Honeycutt	Chairman, Chief Executive Officer and Director
Edward P. Boykin	President and Chief Operating Officer
Leon J. Level	Vice President, Chief Financial Officer and Director
Hayward D. Fisk	Vice President, General Counsel and Secretary
Donald G. DeBuck	Vice President and Controller
Harvey N. Bernstein	Vice President
Paul M. Cofoni	Vice President
Michael W. Laphen	Vice President
Paul T. Tucker	Vice President
Irving W. Bailey, II.	Director
Stephen L. Baum	Director
Rodney F. Chase	Director
William R. Hoover	Director
Thomas A. McDonnell	Director
F. Warren McFarlan	Director
James R. Mellor	Director
William P. Rutledge	Director

    The address of each director and executive officer is: c/o Computer Sciences Corporation, 2100 East Grand Avenue, El Segundo, California 90245.

APPENDIX A
FORM OF STOCK OPTION AGREEMENT

    This Stock Option Agreement ("Agreement") is made and entered into as of [GRANT DATE] (the "Grant Date") by and between Computer Sciences Corporation, a Nevada corporation (the "Company"), and [NAME OF EMPLOYEE], a full-time employee of the Company and/or one or more of its subsidiaries (the "Employee").

    WHEREAS, pursuant to the Company's [NAME OF PLAN] (the "Plan"), the Company desires to grant to the Employee, and the Employee desires to accept, an option to purchase shares of the common stock, par value $1.00 per share, of the Company (the "Common Stock"), upon the terms and conditions set forth herein, which terms and conditions have been approved by the committee of the Board of Directors administering the Plan (the "Committee");

    NOW, THEREFORE, in consideration of the foregoing recital and the covenants set forth herein, the parties hereto hereby agree as follows:

  The Company hereby grants to the Employee, and the Employee hereby accepts, an option to purchase [NUMBER OF SHARES] shares of Common Stock (the "Option Shares") at an exercise price of $[EXERCISE PRICE] per share (the "Exercise Price"), which option shall expire at 5:00 p.m., California time, on [EXPIRATION DATE][ADDITIONAL PROVISION IF THE OPTIONEE IS A TAX RESIDENT OF FRANCE - or, if the Employee shall die on or prior to that date, six months after the date of the Employee's death](the "Expiration Date") and shall be subject to all of the terms and conditions set forth in the Plan and this Agreement, including, without limitation, the terms and conditions set forth in Schedule "[NAME OF SCHEDULE]" attached hereto and incorporated herein by this reference (the "Option"). The Option shall not initially be exercisable to purchase any Option Shares; provided, however, that upon

  [IF THE OPTIONEE IS A TAX RESIDENT OF FRANCE—the fourth anniversary of the Grant Date, the Option shall become exercisable to purchase ("vest with respect to") all of the Option Shares.]

  [IF THE OPTIONEE IS NOT A TAX RESIDENT OF FRANCE—each of the dates indicated below, the Option shall become exercisable to purchase ("vest with respect to") the number of the Option Shares indicated below across from such date:

Number of Option Shares Vesting	Date
[NUMBER OF SHARES]	[DATE]
[NUMBER OF SHARES]	[DATE]
[NUMBER OF SHARES]	[DATE]
[NUMBER OF SHARES]	[DATE]
[NUMBER OF SHARES]	[DATE]	]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Grant Date.

EMPLOYEE	Computer Sciences Corporation

[NAME OF EMPLOYEE] ID#: [TAX ID NUMBER]	By	[Van B. Honeycutt] [Chairman and Chief Executive Officer]
Grant # [GRANT #]	By	[Leon J. Level] [Vice President and Chief Financial Officer]

FORM OF STOCK OPTION SCHEDULE

ADDITIONAL TERMS AND CONDITIONS

    1.  In consideration for the grant of the Option, the Employee hereby agrees as follows:

        (a) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          (i)  The "Fair Market Value" of a share of Common Stock on any day shall be equal to the last sale price, regular way, of a share of Common Stock on such day, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal United States national securities exchange on which the Common Stock is listed or admitted to trading.

          (ii) "Stock Option" shall mean the Option and each other stock option to purchase shares of Common Stock (except stock options granted in lieu of an annual cash bonus) that has previously been granted to the Employee by the Company or any of its affiliates or predecessors-in-interest.

          (iii) "Stock Option Exercise Date" shall mean, with respect to each exercise of a Stock Option, the date upon which such Stock Option is exercised.

          (iv) "Restricted Period" shall mean, with respect to each exercise of a Stock Option, the period set forth in Section 1(c)(i) or (ii) hereof, respectively.

        (b) Forfeiture of Stock Options. If the Employee shall exercise a Stock Option at any time on or after the Grant Date and any of the events set forth in Section 1(c)(i) or (ii) hereof shall occur during the respective Restricted Period for such exercise, then:

          (i)  Refund of Stock Option Gains. The Employee shall immediately deliver to the Company with respect to such exercise, an amount in cash equal to:

            (A) the aggregate Fair Market Value, determined as of the Stock Option Exercise Date, of the shares of Common Stock issued upon such exercise; minus

            (B) the aggregate exercise price paid, whether in cash or by the delivery or withholding of shares of Common Stock, upon such exercise.

          (ii) Termination of All Stock Options. All Stock Options that would otherwise be outstanding shall terminate on the Stock Option Exercise Date.

        (c) Events Triggering Forfeiture. The events referred to in Section 1(b) hereof are as follows:

          (i)  Competing With the Company After Voluntary Termination of Employment and Prior to Six Months After the Stock Option Exercise Date. The Employee participating, as a director, officer, employee, agent, consultant or greater than 5% equityholder (collectively, "Participating"), in any of the following during the period of time commencing on the date upon which the Employee's status as a full-time employee of the Company or its affiliates is voluntarily terminated (the "Voluntary Employment Termination Date"), there being a presumption that any termination of employment is voluntary, and continuing until six months after the Stock Option Exercise Date (for the purpose of such event, the "Restricted Period"):

            (A) Participating in any manner in any enterprise that competes with, or is becoming a competitor of, the Company (if the Employee is a Corporate Employee) or any operating business unit of the Company in which the Employee has been employed within one year prior to the Voluntary Employment Termination Date (if the Employee is not a Corporate Employee) in any city in which the Company or such business unit, respectively, provides services or products on the Voluntary Employment Termination Date; or

            (B) Participating in any other organization or business, which organization or business, or which Participation therein, is or is becoming otherwise prejudicial to or in conflict with the interests of the Company.

          (ii) Engaging in Certain Activities After Voluntary Or Involuntary Termination of Employment and Prior to One Year After the Stock Option Exercise Date. The Employee engaging in any of the following activities during the period of time commencing on the date upon which the Employee's status as a full-time employee of the Company or its affiliates is voluntarily or involuntarily terminated (the "Employment Termination Date") and continuing until one year after the Stock Option Exercise Date (for the purpose of such events, the "Restricted Period"):

            (A) Solicitation of Customers or Prospective Customers. Directly or indirectly soliciting any of the following with respect to any of the services or products that the Company or any of its affiliates then provide to customers:

              (1) any person or entity that the Employee knew to be a customer of the Company or any of its affiliates; or

              (2) any person or entity whose business the Employee solicited on behalf of the Company or its affiliates during the one-year period preceding the Employment Termination Date.

            (B) Solicitation or Hiring of Employees. Directly or indirectly soliciting or hiring any person who then is an employee of the Company or any of its affiliates.

            (C) Disclosure of Confidential Information. Use, or disclosure, communication or delivery to any person or entity, of any confidential business information or trade secrets that the Employee obtained during the course of his or her employment with the Company or any of its affiliates (collectively, "Confidential Information"). Confidential Information includes, without limitation, the following:

              (1) non-public financial information;

              (2) non-public operational information, including, without limitation, information relating to business or market strategies, pricing policies and methodologies, research and development plans, or the introduction of new services or products;

              (3) information regarding employees, including, without limitation, names, addresses, contact information and compensation;

              (4) information regarding customers and suppliers, including, without limitation, names, addresses, contact information and requirements, and the terms and conditions of the business arrangements with such customers and suppliers;

              (5) information regarding potential acquisitions or dispositions of businesses or products; and

              (6) information relating to proprietary technological or intellectual property, or the operational or functional features or limitations thereof

        (d) Release of Forfeiture Obligations.

          (i)  Notwithstanding the foregoing, the Employee shall be released from (A) all of his or her obligations under Section 1(b) hereof in the event that a Change of Control (as hereinafter defined) occurs within three years prior to the Employment Termination Date, and (B) some or all of his or her obligations under Section 1(b) hereof in the event that the Committee (if the Employee is an executive officer of the Company) or the Company's Chief Executive Officer (if the Employee is not an executive officer of the Company) shall determine, in their respective sole discretion, that such release is in the best interests of the Company.

          (ii) "Change of Control" shall mean the first to occur of the following events: (A) the dissolution or liquidation of the Company; (B) a sale of substantially all of the property and assets of the Company; (C) a merger, consolidation, reorganization or other business combination to which the Company is a party and the consummation of which results in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property and/or securities not issued by the Company; (D) a merger, consolidation, reorganization or other business combination to which the Company is a party and the consummation of which does not result in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property and/or securities not issued by the Company, provided that the outstanding voting securities of the Company immediately prior to such business combination (or, if applicable, the securities of the Company into which such voting securities are converted as a result of such business combination) represent less than 50% of the voting power of the Company immediately following such business combination, (E) any date upon which the directors of the Company who were nominated by the Board of Directors for election as directors cease to constitute a majority of the directors of the Company or (F) a change of control of the Company of the type required to be disclosed in a proxy statement pursuant to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.

        (e) Effect on Other Rights and Remedies. The rights of the Company set forth in this Section 1 shall not limit or restrict in any manner any rights or remedies which the Company or any of its affiliates may have under law or under any separate employment, confidentiality or other agreement with the Employee or otherwise with respect to the events described in Section 1(c) hereof.

        (f)  Certification Upon Exercise of Stock Options. Upon exercise of any Stock Option, the Employee shall certify on a form acceptable to the Committee that none of the events set forth in Section 1(c)(i) or 1(c)(ii) hereof shall have occurred.

        (g) Amendment of All Other Stock Option Agreements. All other stock option agreements covering Stock Options shall be deemed covered and amended by Section 1(b)(ii) and 1(f) hereof.

        (h) Reasonableness. The Employee agrees that the terms and conditions set forth in this Agreement are fair and reasonable and are reasonably required for the protection of the interests of the Company. If, however, in any judicial proceeding any provision of this

    Agreement is found to be so broad as to be unenforceable, the Employee and the Company agree that such provision shall be interpreted to be only so broad as to be enforceable.

    2.  Acceleration and Termination.

      (a) Termination of Status as Full-Time Employee.

        (i)  Termination at Age 62 or Older.

          (A) If the Employee's status as a full-time employee of the Company or any of its subsidiaries is terminated at age 62 or older for no reason, or for any reason other than Cause (as hereinafter defined), including, without limitation, by reason of death or Permanent Disability (as hereinafter defined), then:

            (1) if the Employee shall have been (or for any other purpose shall have been treated as if he or she had been) a continuous full-time employee of the Company or its subsidiaries for at least 10 years immediately prior to the date of termination of full-time status (the "Employment Termination Date"), then (a) the portion of the Option that has not vested on or prior to such date shall fully vest immediately prior to such date, and (b) subject to Section 2(a)(ii) hereof, the Option shall terminate upon the earlier of the Expiration Date or the third anniversary of the Employment Termination Date; and

            (2) if the Employee shall not have been (and shall not for any other purpose have been treated as if he or she had been) a continuous full-time employee of the Company or its subsidiaries for at least 10 years immediately prior to the Employment Termination Date, then, subject to Section 2(a)(ii) hereof (a) the portion of the Option that has not vested on or prior to such date shall terminate on such date, and (b) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the third anniversary of the Employment Termination Date.

          (B) If the Employee's status as a full-time employee of the Company or any of its subsidiaries is terminated at age 62 or older for Cause, then (1) the portion of the Option that has not vested on or prior to such date shall terminate on such date, and (2) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or three months after the Employment Termination Date.

          (C) "Cause" shall mean: (1) fraud, misappropriation, embezzlement or other act of material misconduct against the Company or any of its affiliates; (2) conviction of a felony involving a crime of moral turpitude; (3) willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of the Company; or (4) substantial and willful failure to render services in accordance with the terms of his or her employment (other than as a result of illness, accident or other physical or mental incapacity), provided that (a) a demand for performance of services has been delivered to the Employee in writing by the Employee's supervisor at least 60 days prior to termination identifying the manner in which such supervisor believes that the Employee has failed to perform and (b) the Employee has thereafter failed to remedy such failure to perform.

          [(D)  IF THE OPTIONEE IS A TAX RESIDENT OF FRANCE - Notwithstanding the foregoing, if the Employee's status as a full-time Employee of the Company or any of its subsidiaries is terminated at age 62 or older by reason of death, then (a) the portion of the Option that has not vested on or prior to such date shall fully vest immediately prior to such date and (b) the Option shall terminate six months after the date of death.]

        (ii) Lay-Off or Leave of Absence. If the Employee's status as a full-time employee of the Company or any of its subsidiaries is terminated by reason of a permanent or temporary lay-off or an approved leave of absence, then the Option shall thereafter be treated for all purposes under this Agreement as though such status had been voluntarily terminated by the Employee other than for death, Permanent Disability or Cause; provided, however, that if the Employee shall again become a full-time employee of the Company or any of its subsidiaries prior to the earlier of the Expiration Date or the first anniversary of the Employment Termination Date, then the Option shall thereafter be treated, for all purposes under this Agreement other than the vesting of any portion of the Option that shall have vested on or prior to such date, as though the Employee had not, prior to such date, ceased to be a full-time employee of the Company or its subsidiaries.

        (iii) Death or Permanent Disability at Age 61 or Younger.

      [IF THE OPTIONEE IS A TAX RESIDENT OF FRANCE - (A) If the Employee's status as a full-time employee of the Company or any of its subsidiaries is terminated at age 61 or younger by reason of the death of the Employee, then the portion of the Option that has not vested on or prior to the date of death shall fully vest immediately prior to such date, and the Option shall terminate six months after the date of death. If the Employee's status as a full-time employee of the Company or any of its subsidiaries is terminated at age 61 or younger by reason of the Permanent Disability of the Employee, then (1) the portion of the Option that has not vested on or prior to the Employment Termination Date shall terminate on such date and (2) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the Employment Termination Date.]

      [IF THE OPTIONEE IS NOT A TAX RESIDENT OF FRANCE - (A) If the Employee's status as a full-time employee of the Company or any of its subsidiaries is terminated at age 61 or younger by reason of the death or Permanent Disability of the Employee, then (1) the portion of the Option that has not vested on or prior to the Employment Termination Date shall terminate on such date and (2) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the Employment Termination Date.]

          (B) "Permanent Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Employee shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Board of Directors of the Company in such form and manner, and at such times, as the Board of Directors may require. Any determination by the Board of Directors of the Company that the Employee does or does not have a Permanent Disability shall be final and binding upon the Company and the Employee.

        (iv) Other Termination at Age 61 or Younger. If the Employee's status as a full-time employee of the Company or any of its subsidiaries is terminated at age 61 or younger for no reason, or for any reason other than death, Permanent Disability, permanent or temporary lay-off, or approved leave of absence, then (A) the portion of the Option that has not vested on or prior to the Employment Termination Date shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or three months after the Employment Termination Date.

      (b) Death Following Termination of Full-Time Status. Notwithstanding anything to the contrary in this Agreement, if the Employee shall die at any time after the termination of his or her status as a full-time employee of the Company or any of its subsidiaries and at a time when the Option is exercisable, then the Option shall remain exercisable until, and shall terminate upon, the earlier of the Expiration Date or [IF THE OPTIONEE IS A TAX RESIDENT OF FRANCE - six months after] [IF THE OPTIONEE IS NOT A TAX RESIDENT OF FRANCE - the first anniversary of] the date of such death.

      (c) Acceleration of Option.

[THE FOLLOWING SECTION 2(c) IS INCLUDED IF THE OPTIONEE PARTICIPATES
IN THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN]

        (i)  The Committee, in its sole discretion, may accelerate the exercisability of the Option at any time and for any reason.

        (ii) Unless the Committee, by vote of a majority of the directors of the Company who are, and immediately prior to such event were, members of the Committee, shall determine otherwise within ten business days thereafter, the Option shall fully vest with respect to all Option Shares upon the date of the first public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing 30% or more of the voting power of the Company, provided, however, that the terms "person" and "entity," as used in this subsection (c)(ii), shall not include (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, or (C) any entity holding voting securities of the Company for, or pursuant to, the terms of any such plan.

        (iii) Notwithstanding anything to the contrary in this Agreement, upon the date of a Change of Control: (A) the portion of the Option that has not vested on or prior thereto shall fully vest on such date and (B) the Option shall remain exercisable until, and shall terminate upon, the earlier of the Expiration Date or, if applicable, the first anniversary of the date of the Employee's death.

[THE FOLLOWING SECTION 2(c) IS INCLUDED IF THE OPTIONEE DOES NOT
PARTICIPATE IN THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN]

    The Committee, in its sole discretion, may accelerate the exercisability of the Option at any time and for any reason. In addition, the Option shall fully vest with respect to all Option Shares upon the first to occur of the following:

          (i)  unless the Committee shall determine otherwise, the approval of any of the following by both the Board of Directors and the shareholders of the Company: (A) the dissolution or liquidation of the Company, (B) a sale of substantially all of the property and assets of the Company, (C) a reorganization, merger of consolidation of the Company the consummation of which would result in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property and/or securities not issued by the Company, or (D) a merger, consolidation, reorganization or other business combination to which the Company is a party and the consummation of which would not result in the outstanding voting securities of the Company being exchanged for or converted into cash, property and/or securities not issued by the Company, provided that the outstanding voting securities of the Company immediately prior to such business combination (or, if applicable, the securities of the Company into which such voting securities are converted as a result of such business combination) would represent less than 50% of the voting power of the Company immediately following such business combination;

        (ii) Unless the Committee, by vote of a majority of the directors of the Company who are, and immediately prior to such event were, members of the Committee, shall determine otherwise within ten business days thereafter, the Option shall fully vest with respect to all Option Shares upon the date of the first public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing 30% or more of the voting power of the Company, provided, however, that the terms "person" and "entity," as used in this subsection (c)(ii), shall not include (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, or (C) any entity holding voting securities of the Company for, or pursuant to, the terms of any such plan.

        (iii) Notwithstanding anything to the contrary in this Agreement, upon the date of a Change of Control: (A) the portion of the Option that has not vested on or prior thereto shall fully vest on such date and (B) the Option shall remain exercisable until, and shall terminate upon, the earlier of the Expiration Date or, if applicable, the first anniversary of the date of the Employee's death.

[THE FOLLOWING SECTION 2(c) IS INCLUDED IF THE OPTIONEE DOES NOT
PARTICIPATE IN THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN]

    The Committee, in its sole discretion, may accelerate the exercisability of the Option at any time and for any reason. In addition, the Option shall fully vest with respect to all Option Shares upon the first to occur of the following:

          (i)  unless the Committee shall determine otherwise, the approval of any of the following by both the Board of Directors and the shareholders of the Company: (A) the dissolution or liquidation of the Company, (B) a sale of substantially all of the property and assets of the Company, (C) a reorganization, merger of consolidation of the Company the consummation of which would result in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property and/or securities not issued by the Company, or (D) a merger, consolidation, reorganization or other business combination to which the Company is a party and the consummation of which would not result in the outstanding voting securities of the Company being exchanged for or converted into cash, property and/or securities not issued by the Company, provided that the outstanding voting securities of the Company immediately prior to such business combination (or, if applicable, the securities of the Company into which such voting securities are converted as a result of such business combination) would represent less than 50% of the voting power of the Company immediately following such business combination;

          (ii) unless the Committee, by vote of a majority of the directors of the Company who are, and immediately prior to such event were, members of the Committee, shall determine otherwise within ten business days thereafter, the public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of such person or entity, has become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing 30% or more of the voting power of the Company, provided, however, that the terms "person" and "entity," as used in this subsection (ii), shall not include (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, or (C) any entity holding voting securities of the Company for or pursuant to the terms of any such plan;

          (iii) any date upon which the directors of the Company who were nominated by the Board of Directors for election as directors cease to constitute a majority of the directors of the Company, unless, prior to such date, the Board of Directors shall determine otherwise; or

          (iv) a change of control of the Company of the type required to be disclosed in a proxy statement pursuant to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, unless, prior to such change of control, the Board of Directors shall determine otherwise.

      (d) Certain Events Causing Termination of Option. Notwithstanding anything to the contrary in this Agreement, the Option shall terminate upon the consummation of any of the following events, or, if later, the thirtieth day following the first date upon which such event shall have been approved by both the Board of Directors and the shareholders of the Company, or upon such later date as shall be determined by the Committee:

          (i)  the dissolution or liquidation of the Company;

          (ii) a sale of substantially all of the property and assets of the Company, unless the terms of such sale shall provide otherwise; or

          (iii) a reorganization, merger or consolidation of the Company that results in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property and/or securities not issued by the Company, unless the terms of such reorganization, merger or consolidation provide otherwise.

    3.  Adjustments. In the event that the outstanding securities of the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless such event shall cause the Option to terminate pursuant to Section 2(d) hereof, the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option; provided, however, that any such adjustments in the Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option.

    4.  Exercise. The Option shall be exercisable during the Employee's lifetime only by the Employee or by his or her guardian or legal representative, and after the Employee's death only by the person or entity entitled to do so under the Employee's last will and testament or applicable intestate law. The Option may only be exercised by the delivery to the Company of a written notice of such exercise, which notice shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate Exercise Price for such shares (the "Exercise Notice"), together with payment in full of such aggregate Exercise Price

[THE FOLLOWING BALANCE OF SECTION 4 IS INCLUDED IF THE OPTIONEE IS A TAX RESIDENT OF THE NETHERLANDS OR SWITZERLAND]

pursuant to the Company's cashless exercise program.

[THE FOLLOWING BALANCE OF SECTION 4 IS INCLUDED IF THE OPTIONEE IS
NOT A RESIDENT OF THE NETHERLANDS OR SWITZERLAND]

    pursuant to the Company's cashless exercise program or in cash or by check payable to the Company; provided, however, that payment of such aggregate Exercise Price may instead be made, in whole or in part, by the delivery to the Company of a certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock.

    5.  Payment of Withholding Taxes. If the Company is obligated to withhold an amount on account of any national, provincial, state, local or other governmental tax imposed as a result of the exercise of the Option, including, without limitation, any income tax, social or social security tax, disability insurance tax or other employment tax, then the Employee shall, concurrently with such exercise, pay such amount (the "Withholding Liability") to the Company

[THE FOLLOWING BALANCE OF SECTION 5 IS INCLUDED IF THE OPTIONEE IS
A TAX RESIDENT OF THE NETHERLANDS OR SWITZERLAND]

pursuant to the Company's cashless exercise program.

[THE FOLLOWING BALANCE OF SECTION 5 IS INCLUDED IF THE OPTIONEE IS
NOT A TAX RESIDENT OF THE NETHERLANDS OR SWITZERLAND]

    pursuant to the Company's cashless exercise program or in cash or by check payable to the Company; provided, however, that the Employee may instead pay all or any part of the Withholding Liability by either of the following methods:

      (a) by the delivery to the Company of a stock certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock; or

      (b) by instructing the Company to withhold shares of Common Stock otherwise issuable upon such exercise of the Option (such withholding to be valued on the basis of the aggregate Fair Market Value of the withheld shares on the date of such exercise), provided that if the Employee is then subject to Section 16(b) of the Exchange Act, such method of payment may only be used if, in the opinion of the General Counsel of the Company, such use would not cause the Employee to incur any liability pursuant to Section 16(b).

    6.  Stock Exchange Requirements; Applicable Laws. Notwithstanding anything to the contrary in this Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if, in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of, or to incur liability under, any federal, state or other securities law, or any rule, regulation or procedure of any national securities exchange upon which any securities of the Company are listed, or any listing agreement with any such securities exchange, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

    7.  Nontransferability. Neither the Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

    8.  Plan. The Option is granted pursuant to the Plan, as in effect on the Grant Date, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive the Employee, without his or her consent, of the Option or of any of the Employee's rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon the Employee. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to the Employee or any other person or entity then entitled to exercise the Option.

    9.  Stockholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

    10. Employment Rights. No provision of this Agreement or of the Option granted hereunder shall (a) confer upon the Employee any right to continue in the employ of the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to terminate the employment of the Employee, with or without cause, or (c) confer upon the Employee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan. The Employee hereby acknowledges and agrees that the Company and each of its subsidiaries may terminate the employment of the Employee at any time and for any reason, or for no reason, unless applicable law provides otherwise or unless the Employee and the Company or such subsidiary are parties to a written employment agreement that expressly provides otherwise.

    11. Successors. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, on the one hand, and the Employee and his or her heirs, beneficiaries, legatees and personal representatives, on the other hand.

    12. Entire Agreement; Amendments and Waivers. This Agreement embodies the entire understanding and agreement of the parties with respect to the subject matter hereof, and no promise, condition, representation or warranty, express or implied, not stated or incorporated by reference herein, shall bind either party hereto. None of the terms and conditions of this Agreement may be amended, modified, waived or canceled except by a writing, signed by the parties hereto specifying such amendment, modification, waiver or cancellation. A waiver by either party at any time of compliance with any of the terms and conditions of this Agreement shall not be considered a modification, cancellation or consent to a future waiver of such terms and conditions or of any preceding or succeeding breach thereof, unless expressly so stated.

    13. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, United States of America, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Any action, suit or proceeding to enforce the terms and provisions of this Agreement, or to resolve any dispute or controversy arising under or in any way relating to this Agreement, may be brought in the state courts for the County of Washoe, State of Nevada, United States of America, and the parties hereto hereby consent to the jurisdiction of such courts.

    14. Non-Qualified Stock Option. The Option is intended not to qualify as an incentive option under Section 422 of the United States Internal Revenue Code.

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TABLE OF CONTENTS
SUMMARY TERM SHEET
INTRODUCTION
THE OFFER
CONSOLIDATED INCOME STATEMENT DATA: (in millions except per share amounts)
CONSOLIDATED BALANCE SHEET DATA
BOOK VALUE PER SHARE DATA
United States
Australia
Austria
Belgium
Canada
Denmark
France
Germany
Italy
Japan
Netherlands
Portugal
Singapore
South Africa
Spain
Sweden
Switzerland
United Kingdom
SCHEDULE A
INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF COMPUTER SCIENCES CORPORATION
APPENDIX A FORM OF STOCK OPTION AGREEMENT
FORM OF STOCK OPTION SCHEDULE